UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CLARIENT, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 25, 2007

Dear Stockholders,

Two years ago, we set out to put together a company with a single focus…

Improve the lives of those affected by cancer by bringing clarity to a complex disease.

We made a commitment to take cancer personally and to make certain that each patient case is treated as if it were our own, knowing that each of them represents a real person, looking for his or her best chance at beating cancer—a person looking for hope!

As we enter the third year of our transformation, we are very pleased with our achievements to date. As I write this letter, we are entering phase three of the strategy I laid out for you in early 2005. Phase one was to establish our laboratory, gain required licenses and create a completely new resource and experience for community pathologists. Phase two of our strategy culminated in March of 2007 when we announced the sale of our Instrument Systems Business to Zeiss MicroImaging, a division of Carl Zeiss Inc. This strategic event infused the company with new capital to sustain us as we continue to work towards our goal of achieving profitability, resulted in our establishment of a relationship with a strong development partner and provided us with financial flexibility to execute on phase three, which we refer to as our novel marker strategy.

We now have a solid foundation of laboratory services revenue and a new laboratory facility that offers us significant capacity to add new, high value novel markers to our diagnostic testing menu. We believe our ability to capitalize on multiple testing modalities combined with our core competencies in evolutionary mathematics will make us a strong development partner for large diagnostics and biopharmaceutical companies seeking to commercialize new discoveries in cancer biomarkers. We believe these relationships can provide Clarient with proprietary access to new and high value biomarkers for the reference laboratory market, thereby creating additional reasons for pathologists to send their cancer testing to Clarient.

I believe the future is very bright for Clarient, and our entire team thanks you for your continued support! We are encouraged by the progress we have made over the past two years, and look forward to updating you on our progress throughout 2007.

Taking Cancer Personally, i am

Ron Andrews

President & CEO

The statements herein regarding Clarient, Inc. contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, the industries in which we operate and other matters, as well as management’s beliefs and assumptions and other statements regarding matters that are not historical facts. These statements include, in particular, statements about our plans, strategies and prospects. For example, when we use words such as “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “should,” “would,” “could,” “will,” “opportunity,” “potential” or “may,” variations of such words or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our forward-looking statements are subject to risks and uncertainties. Factors that might cause actual results to differ materially, include, but are not limited to, our ability to obtain additional financing on acceptable terms or at all, our ability to continue to develop and expand our services group business, our ability to expand and maintain a successful sales and marketing organization, continuation of favorable third party payer reimbursement for tests performed by us, our ability to maintain compliance with financial and other covenants in our credit facilities, our ability to successfully complete a joint development agreement with Zeiss for the development of novel markers, whether the conditions to payment of all or any portion of the $1.5 million of contingent consideration from the sale of our Technology business to Zeiss are satisfied, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in developing any new software applications, failure to obtain Food and Drug Administration clearance or approval for particular applications, our ability to compete with other technologies and with emerging competitors in laboratory services and dependence on third parties for collaboration in developing new tests, and those risks which are discussed in “Risk Factors” below. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not occur.

31 Columbia
Aliso Viejo, CA 92656

Phone:	(949) 425-5700
Toll-Free:	(888) 443-3310
Fax:	(949) 425-5701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Clarient, Inc. (the “Company”).

When:	8:30 a.m. (local Pacific time) on Wednesday, June 27, 2007
Where:	Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656
(Directions are included on the last page of this Proxy Statement)
Items of Business:	1. To elect eight directors to serve until the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified (Item 1 on proxy card).
2. To consider a proposal to approve the Company’s 2007 Incentive Award Plan (Item 2 on proxy card).
3. To consider a proposal to ratify the appointment of KPMG LLP as Clarient’s independent registered public accounting firm for the fiscal year ending December 31, 2007 (Item 3 on the proxy card).
4. To consider such other business as may properly come before the meeting.

We also will report on our 2006 business results and other matters we believe will be of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

Record Date:	You are entitled to vote if you were a stockholder of record at the close of business on April 30, 2007.

We consider your vote important, no matter how many shares you hold, so please submit your proxy or voting instructions as soon as possible so that your shares will be represented at the meeting.

Please contact James Agnello, Chief Financial Officer of Clarient at (949) 425-5700 with any questions or concerns.

By Order of the Board of Directors,

Ronald A. Andrews
President and Chief Executive Officer

May 25, 2007

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
OF CLARIENT, INC.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSAL

Q:    Why am I receiving these materials?

A.     This Proxy Statement, proxy card, and our Annual Report for the year ended December 31, 2006 are being mailed to Clarient stockholders on or about May 25, 2007 in connection with the solicitation of proxies for the Company’s 2007 Annual Meeting of Stockholders, which will take place on June 27, 2007 (the “Annual Meeting”). As a Clarient stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. Admission tickets are not required. This Proxy Statement contains detailed information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information.

Q:    Who is soliciting proxies for the annual meeting?

A.     Proxies are being solicited on behalf of the Board of Directors of Clarient.

Q:    What is being voted on?

A:     Clarient stockholders will vote on the following items at the meeting:

1.                 the election of eight directors who have been nominated to serve on our Board of Directors

2.                 the approval of the Company’s 2007 Incentive Award Plan

3.                 the ratification of the appointment of KPMG LLP as Clarient’s independent registered public accounting firm for the fiscal year ending December 31, 2007

4.                 to consider such other business as may properly come before the meeting

Q:    Who is entitled to vote?

A:     Only stockholders of record as of the close of business on the record date may vote at the Annual Meeting.

Q:    What is the record date for the meeting?

A:   The record date for determining the Clarient stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting is April 30, 2007.

Q:    How many shares can vote?

A:     On April 30, 2007, there were 71,696,315 shares of Clarient common stock issued and outstanding. Every holder of common stock is entitled to cast one vote for each share of common stock held as of the record date.

Q:    How does the Board recommend I vote on these proposals?

A:     The Board recommends that you vote

•        FOR the election of each nominee to serve as directors until the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified

•        FOR the approval of the Company’s 2007 Incentive Award Plan

•        FOR the ratification of the appointment of KPMG LLP as Clarient’s independent registered public accounting firm for the fiscal year ending December 31, 2007

Q:    How do I vote?

A:     The enclosed proxy card describes three ways to vote, in addition to attending the meeting and voting your shares in person. You can vote:

•        by telephone;

•        via the Internet; or

•        by completing, signing and returning a signed proxy card in the envelope provided

Your vote by telephone or Internet will help us save money. If you vote by telephone or Internet, you do not need to return your proxy card.

Even if you plan to attend the Annual Meeting and vote in person, please complete, sign and return your proxy card or cast your vote by telephone or over the Internet as described on the enclosed proxy card. That way, if you plan to attend the meeting but are unable to do so for any reason, your shares will still be represented at the meeting.

If you later decide to attend the meeting and want to vote in person, you may do so. If your shares are registered in your name and you want to vote at the meeting, no additional forms will be required. If your shares are held for you in the name of a bank, broker, or other nominee holder, you will have to obtain a legal proxy from the nominee holder to vote your shares at the meeting, as described below.

Q:    What if I hold my Clarient shares in a brokerage account?

A:     If you hold your shares through a bank, broker, or other nominee holder, you should receive a voting instruction form directly from your nominee describing how to vote your shares. In most cases, the form will offer you three ways to vote:

•        by telephone;

•        via the Internet; or

•        by completing and returning the voting instruction form to your bank, broker or other nominee holder

You should carefully follow any instructions sent by your nominee holder to ensure that your instructions are received and your votes are cast as directed.

Please note that if your shares are held for you by a nominee and you wish to vote in person at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form.

If you and other residents at your mailing address own shares of Clarient stock in street name, your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your broker or bank will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our Annual Report and Proxy Statement in the future, or if you share an address with another Clarient stockholder and together both of you would like to receive only a single set of Clarient annual disclosure documents, please contact Broadridge by telephone at 800-542-1061. Be sure to provide your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you if you address a written request to Clarient, Inc., Attention: Investor Relations, 31 Columbia, Aliso Viejo, CA 92656 or call 888-443-3310.

Q:    What if I sign and return my proxy card or voting instruction form but don’t specify how I want my votes to be cast?

A:     If you sign and return your proxy card but do not mark any boxes showing how you wish to vote, the proxy designated on the card, Ronald A. Andrews, our Chief Executive Officer, or James Agnello, our Chief Financial Officer, will vote your shares:

•        “FOR” the election of each of the nominees for director named on the proxy card;

•        “FOR” the ratification of the Company’s 2007 Incentive Award Plan;

•        “FOR” the ratification of the appointment of KPMG LLP as Clarient’s independent registered public accounting firm for the fiscal year ending December 31, 2007

•        in such individual’s discretion, on all other matters which might come before the meeting.

Q:    What if I vote or return a proxy and later want to change my vote?

A:     If your shares are registered in your name, you may change your vote at any time before the meeting in one of four ways. You may:

•        notify our Corporate Secretary in writing that you want to change your vote and specify the change;

•        vote in person at the meeting;

•        submit a proxy card dated later than your prior vote; or

•        re-vote by telephone or via the Internet

You may send written notices to our Corporate Secretary at our offices at:

31 Columbia
Aliso Viejo, CA 92656
Attention: James Agnello
Fax: (949) 425-5701

Please note that if you hold your shares through a bank, broker, or other nominee holder and you wish to change your vote, you must deliver your change to that nominee. Remember that if a nominee holds your shares for you and you wish to vote in person at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form.

Q:    Can I revoke my proxy after I return it?

A:     Yes. You can revoke your proxy at any time before the meeting by sending a written revocation or a later dated proxy to our Corporate Secretary at the address specified above.

Q:    What vote is required to elect directors?

A:     Assuming a quorum is present at the meeting, the eight nominees who receive the highest number of votes will be elected as directors. Abstentions and instructions withholding authority to vote for one or more nominees will result in those nominees receiving fewer votes, but will not count as votes against a nominee. Safeguard Scientifics, Inc. (together with its affiliates, “Safeguard”) owned approximately 60% of our outstanding common stock on the record date. Safeguard has advised the Company that it intends to vote its shares of Clarient common stock for the election of each of the nominees. If Safeguard does in fact vote its shares for these nominees, they will receive the necessary number of votes to be elected.

Q:    What vote is required to approve the 2007 Incentive Award Plan?

A:     Assuming a quorum is present at the meeting, the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the 2007 Incentive Award Plan (the “2007 Plan”). Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether the 2007 Plan is approved, and therefore will not have the effect of a negative vote with respect to the approval of the 2007 Plan. Safeguard has advised the Company that it intends to vote its shares of Clarient common stock for the approval of the 2007 Plan. If Safeguard does in fact vote its shares for approval of the 2007 Plan, the 2007 Plan will receive the necessary number of votes to be approved.

Q:    What vote is required to ratify KPMG as Clarient’s independent auditor?

A:     Assuming a quorum is present at the meeting, ratification of the appointment of KPMG LLP as Clarient’s independent registered public accounting firm for the fiscal year ending December 31, 2007 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purposes of ratifying KPMG as Clarient’s independent auditor and, therefore, have no effect on the proposal, assuming a quorum is present. Safeguard has advised the Company that it intends to vote its shares of Clarient common stock for the ratification of KPMG as Clarient’s independent auditor. If Safeguard does in fact vote its shares for such ratification, KPMG will receive the necessary number of votes to be ratified.

Q:    What is a quorum?

A:     A quorum is the number of shares of capital stock of a corporation that must be represented in person or by proxy in order to transact business. In order to transact business at the meeting, Delaware law generally requires that a majority of the outstanding Clarient stock entitled to vote must be represented in person or by proxy.

Q:    Who will count the votes?

A:     A duly sworn representative of Mellon Investor Services will count the votes and act as the inspector of elections at the meeting.

Q:    What does it mean if I get more than one proxy card?

A:     Your shares may be registered under more than one name, address or account. If so, you will need to return each proxy card or voting instruction form you receive (or vote by telephone or over the Internet) by following the instructions on the card in order to ensure that all of your shares, however held, are voted. We encourage you to have all accounts registered in the exact same name and address

(whenever possible). Registered stockholders may obtain information about how to do this by contacting Mellon Investor Services, our transfer agent, at:

Ronald Lug
Mellon Investor Services
400 South Hope Street, 4th Floor
Los Angeles, CA 90071
Phone: (213) 361-4445
Fax: (501) 760-1538

If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on the proxy cards, combining your accounts and share holdings will be easier to accomplish.

You also can find information on transferring shares and other useful stockholder information on our transfer agent’s website at www.melloninvestor.com.

Q:    What happens if I abstain from voting or don’t give voting instructions to my broker?

A:     If you submit a properly executed proxy, your shares will be counted in determining whether a quorum is present, even if you abstain from voting or withhold authority to vote on a particular proposal. If you abstain from voting or withhold authority to vote in the election of directors, doing so will have no effect on the election, because the eight nominees who receive the greatest number of votes, regardless of the actual number of votes cast, will be elected as directors.

Q:    What is a “broker non-vote” and how are they counted?

A:     A so-called “broker non-vote” occurs when banks, brokers or other nominee holders return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter or have not received specific voting instructions from the stockholder for whom they are holding shares.

On certain “routine” matters (such as the election of directors and ratification of independent auditors) a broker or other nominee holder has discretionary voting power to vote the shares on the stockholder’s behalf without receiving instructions. However, nominee holders do not have discretionary authority to vote on “non-routine” matters (including the approval of the 2007 Incentive Award Plan) and therefore cannot vote without receiving specific voting instructions. The Nasdaq Capital Market has no published rules or standards that specify whether elections of directors are considered “routine,” although elections of directors generally are considered “routine.”

If a broker fails to return a valid proxy, the votes represented by that proxy are not counted in determining whether a quorum is present, nor do those shares affect any proposals requiring a percentage of the votes cast or a specific percentage of the shares present and authorized to be cast. If the broker returns a valid proxy without marking a vote or abstaining, the votes represented by the proxy will be counted in determining whether a quorum is present and any designated proxies named in the card would be entitled to exercise discretionary voting power if the proxy card so provides. The proxy card for the Annual Meeting grants such discretionary voting power to Ronald A. Andrews, Chief Executive Officer or James Agnello, Chief Financial Officer. If the broker returns a proxy after crossing out a “non-routine” proposal as to which the broker cannot exercise discretionary voting power and has not received voting instructions, the shares represented by the proxy will be counted in determining whether a quorum is present but will not be counted as shares entitled to vote on the proposal. Therefore, broker-non-votes on any “non-routine” matters would have the effect of reducing the number of shares necessary to constitute a majority of the shares present and entitled to vote on the proposal, but otherwise would not be counted as votes either for or against the proposal.

Q:    Are there any expenses associated with soliciting proxies for the Annual Meeting?

A:     Yes. The Company will bear the expense of soliciting proxies for the Annual Meeting and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time. Officers and other employees of Clarient may solicit proxies in person or by telephone, although there are no contracts or arrangements to do so. Any such officers or other employees will receive no special compensation for soliciting proxies.

Q:    What is a stockholder proposal?

A:     A stockholder proposal is a recommendation or requirement from a stockholder that Clarient or our Board of Directors take action on a matter that the stockholder intends to present at a meeting of stockholders. However, under applicable Securities and Exchange Commission (“SEC”) rules, we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:    Can anyone submit a stockholder proposal?

A:     To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q:    If I wish to submit a stockholder proposal for the Annual Meeting in 2008, what action must I take?

A:     If you wish us to consider including a stockholder proposal in the Proxy Statement and form of proxy for the Annual Meeting in 2008, you must submit the proposal, in writing, so that our Corporate Secretary receives it no later than January 27, 2008. In addition, the proposal must meet the requirements for stockholder proposals established by the SEC.

Send your proposal to:

James Agnello
Chief Financial Officer
Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656

If you wish to present a proposal at the Annual Meeting in 2008 that has not been included in the 2008 proxy statement, the persons named as proxies in the proxies solicited by our Board of Directors will be allowed to use their discretionary authority to vote on your proposal unless notice of your proposal has been received by our Corporate Secretary at least 45 days before the first anniversary of the date this year’s Proxy Statement is mailed to stockholders. We expect to mail the Proxy Statement on or about May 25, 2007, which would mean that notice of your proposal would have to be received by April 10, 2008.

Q:    Who is Clarient’s largest stockholder?

A:     Safeguard is our largest stockholder and beneficially owned approximately 60% of outstanding Clarient common stock as of April 30, 2007.

In addition, directors and executive officers beneficially owned a total of approximately 3% of outstanding Clarient common stock as of April 30, 2007.

PROPOSALS

PROPOSAL ONE: ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The Company’s Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. The Board has set the number of directors at nine, and presently consists of nine directors. Directors are elected annually and serve a one-year term. On the recommendation of the Corporate Governance Committee, the Board has nominated seven of the Company’s current directors, Ronald A. Andrews, Peter J. Boni, James A. Datin, Frank P. Slattery, Jr., Dennis Smith, Greg Waller, and Jon R. Wampler for re-election at the Annual Meeting. In addition, on recommendation of the Corporate Governance Committee, the Board has nominated Michael J. Pellini, M.D. to serve as a director. With the exception of Messrs. Waller and Smith, each of whom joined the Board after the annual meeting held in 2006, and Dr. Pellini, each of these directors was elected by the Company’s stockholders at the annual meeting held in 2006. Due to its beneficial ownership of approximately 60% of the Clarient’s outstanding common stock, Safeguard has the power to elect all of the directors of the Company, although Safeguard has contractually agreed with the Company that a majority of the board of directors will consist of individuals not specifically designated by Safeguard.

Irwin Scher, M.D. has served as a member of the Clarient Board of Directors since 2003 and Steven Feder has served as a member of the Clarient Board of Directors since 2005. Neither Dr. Scher nor Mr. Feder is being nominated at the June 27, 2007 annual meeting. The Board of Directors is grateful to Dr. Scher and Mr. Feder for their dedication to Clarient.

You will find detailed information on each nominee below. Each nominee has consented to act as a director if elected. If any director nominee is unable to stand for election at the Annual Meeting, the Board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voted for the original director candidate will be cast for the substituted candidate. Proxies may not be voted for more than the eight nominees named.

The Board recommends a vote FOR the election of each nominee. The eight nominees who receive the highest number of affirmative votes will be elected as directors. Safeguard has advised the Company that it intends to vote its shares of Clarient common stock for the election of each of the nominees.

Nominees for Director

RONALD A. ANDREWS	Director since 2004

Age 47

Mr. Andrews has been Clarient’s President and Chief Executive Officer since July 2004. Mr. Andrews was at Roche Diagnostics from 2000 to 2004, where he held various positions, including his last role as Senior Vice President Global Marketing and Commercial Business Development. He developed and led the strategic execution for all diagnostic commercial operations, was responsible for executive direction of all marketing functions, directed the development of the ten year Strategic Plan for the organization, and completed the reorganization of commercial operations. From 1995 to 2000, Mr. Andrews was Vice President of Atlanta based Immucor, Inc. where he helped lead the transition of that company from a reagent manufacturer to an instrument systems company. Prior to Immucor, he spent almost ten years in management positions of increasing responsibility at Chicago-based Abbott Diagnostics, culminating in the position of Senior Marketing Manager, Business Unit Operations. Mr. Andrews has also participated extensively in the executive development programs at both Roche and Abbott Labs. Mr. Andrews earned a Bachelor’s degree in Biology and Chemistry from Wofford College in Spartanburg, South Carolina 1981.

PETER J. BONI	Director since 2005

Age 61

Mr. Boni has been President and Chief Executive Officer and a director of Safeguard Scientifics, Inc. since August 2005. Prior to joining Safeguard, Mr. Boni was an Operating Partner for Advent International, Inc., a global private equity firm with $10 billion under management, from April 2004 to August 2005; Chairman and Chief Executive Officer of Surebridge, Inc., an applications outsourcer serving the mid-market, from March 2002 to April 2004; Managing Principal of Vested Interest LLC, a management consulting firm, from January 2001 to March 2002; and President and Chief Executive Officer of Prime Response, Inc., an enterprise applications software provider, from February 1999 to January 2001. Mr. Boni is currently non-executive Chairman of Intralinks, Inc. Mr. Boni holds a B.A. from the University of Massachusetts at Amherst.

JAMES A. DATIN	Director since 2005

Age 44

Mr. Datin has been Executive Vice President and Managing Director, Life Sciences for Safeguard Scientifics, Inc. since September 2005. Mr. Datin served as Chief Executive Officer of Touchpoint Solutions, Inc., a provider of software that enables customers to develop and deploy applications, content and media on multi-user interactive devices, from December 2004 to June 2005; Group President in 2004 and Group President, International, from 2001 to 2003, of Dendrite International, Inc., a provider of sales, marketing, clinical and compliance solutions and services to global pharmaceutical and other life sciences companies; and Group Director, Corporate Business Strategy and Planning at GlaxoSmithKline, plc from 1999 to 2001, where he also was a member of the company’s Predictive Medicine Board of Directors that evaluated acquisitions and alliances. His prior experience also includes international assignments with and identifying strategic growth opportunities with E Merck and Baxter. Mr. Datin is also a director of Intralinks, Inc. Mr. Datin holds a Bachelor of Business Administration in Marketing from Marshall University and an MBA from The University of New Haven.

MICHAEL J. PELLINI, M. D.

Age 41

Dr. Pellini joined Safeguard as Vice President of the Life Sciences Group in March 2007. Positions held include Chief Operating Officer for Lakewood Pathology Associates, Inc., a national anatomical pathology company (April 2005 to December 2006); Entrepreneur in Residence at BioAdvance, the Biotechnology Greenhouse of Southeastern Pennsylvania (September 2004 to April 2005); and President and Chief Executive Officer of Genomics Collaborative, Inc., a Boston-based biotech firm which was acquired by SeraCare Life Sciences, Inc. in 2004 (June 1999 to February 2004). Dr. Pellini received a B.A. degree from Boston College, an MBA degree from Drexel University, and an M.D. degree from Jefferson Medical College of Thomas Jefferson University.

FRANK P. SLATTERY, JR.	Director since 2003

Age 69

Mr. Slattery has served as President of Quintus Corporation, an originator of new companies utilizing science from several universities, since June 1994. Prior to June 1994, Mr. Slattery served as a Director, President and Chief Executive Officer of LFC Financial Corporation, a diversified financial corporation. Mr. Slattery is a trustee of the Jefferson Health System and The Franklin Institute and the Chairman of

the Board of Polymedix, Inc. and the Main Line Health Systems. In addition, in connection with his service as President of Quintus Corporation, Mr. Slattery is a director of numerous private companies, primarily engaged in technology ventures. Mr. Slattery received an A.B. degree from Princeton University and a J.D. degree from the University of Pennsylvania Law School.

DENNIS SMITH, JR., M.D.	Director since 2006

Age 55

Dr. Smith provides consulting and management services to the healthcare industry and to venture capital firms. Dr. Smith has over 25 years of experience in healthcare management, outreach laboratory, pathology, laboratory medicine, and blood banking. He is a board-certified clinical and anatomic pathologist and transfusion medicine specialist. From 1997-2005, Dr. Smith served on the executive management team and Board of Directors of AmeriPath, Inc. While at AmeriPath Dr. Smith served as Senior Vice President and Medical Director from 1997-2001, Chief Medical Officer from 2001-2003 and Executive Director of AmeriPath’s Center for Advanced Diagnostics from 2003-2005. In addition, Dr. Smith served on AmeriPath Inc.’s Board of Directors from 2001-2003 and as the Executive Vice President of Genomic Strategies with AmeriPath from 2001-2005.

GREGORY WALLER	Director since 2006

Age 57

Mr. Waller’s career spans more than 30 years of experience in the healthcare industry and encompasses a variety of financial and operational functions both in the U.S. and abroad. He was with Sybron Dental for more than 24 years in a variety of capacities, including more than a decade as Chief Financial Officer. Prior to being named CFO, he was Vice President of European operations for Kerr Corporation and Vice President and Controller of Ormco, each of which is a subsidiary of Sybron Dental. Mr. Waller currently serves as a member on the Board of Directors as well as the chairman of the audit committee for Endologix, Inc. and SenoRx, Inc. Mr. Waller also serves as a member on the Board of Directors and as the chairman of the audit committee for Alsius Corporation and Vivometrics, Inc., each of which is a privately held company. Mr. Waller has a BA in political science and an MBA in accounting from California State University at Fullerton.

JON R. WAMPLER	Director since 2000

Age 55

Mr. Wampler served as President and Chief Executive Officer of PacifiCare of California and Vice President, Western Region of PacifiCare Health Systems, Inc. from 1995 until his retirement in 1997. From 1990 to 1995, Mr. Wampler was President and Chief Executive Officer of PacifiCare of Texas and Vice President, Southwest Region of PacifiCare Health Systems, Inc. PacifiCare Health Systems, Inc. is a publicly traded managed health care services company. Prior to joining PacifiCare, Mr. Wampler served as Executive Director of Humana HealthCare Plans of Colorado. Mr. Wampler obtained a Bachelor of Arts degree in History and Political Science at Indiana University. He currently is involved with a number of community service organizations and is actively involved with the University of California, Irvine as Chairman of the College of Medicine Committee Health Science Partners and School of Humanities Dean’s Council. Mr. Wampler has been a guest lecturer at the University of the Pacific, University of Southern California and the University of California, Irvine and also has spoken at numerous state and national forums on healthcare as an expert in managed care.

ELECTION OF DIRECTORS—ADDITIONAL INFORMATION

Director Independence

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the rules of the Nasdaq Capital Market, additional criteria set forth in our Statement of Corporate Governance and consideration of any other material relationship a director may have with the Company.

Under the standards set out in our Statement of Corporate Governance, a director does not qualify as an independent director if, within the previous five years: (i) the director was employed by the Company; (ii) someone in the director’s immediate family was employed by the Company as an officer; (iii) the director was employed by or affiliated with the Company’s present or former independent auditors; (iv) someone in the director’s immediate family was employed or affiliated with the Company’s present or former independent auditors as an officer, partner, principal or manager; or (v) the director or someone in his/her immediate family was employed as an executive with another entity that concurrently has or had as a member of its compensation (or equivalent) committee of the board of directors any of the Company’s executive officers.

In April 2007, the Board determined that Irwin Scher, Frank Slattery, Dennis Smith, Gregory Waller and Jon Wampler are independent under these standards.

Board and Board Committee Meetings and Attendance at Annual Meeting of Stockholders

The Board of Directors held eleven meetings in 2006. Each director attended at least 75% of the total number of meetings of the Board and Committees of which he or she was a member during 2006. Directors are encouraged to attend the annual meetings of stockholders of the Company, and two directors attended last year’s annual meeting.

Stockholder Communications with the Board

Stockholders may send correspondence to the Board of Directors c/o Corporate Secretary at 31 Columbia, Aliso Viejo, CA 92656. The Corporate Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Corporate Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Corporate Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication as appropriate.

BOARD COMMITTEES

The Board of Directors has designated three standing committees to perform certain functions with delegated authority from the full Board. The Committees are the Audit Committee, the Compensation Committee and the Corporate Governance Committee, which serves as a nominating committee.

The Audit Committee

The Audit Committee currently consists of Messrs. Waller (Chairman), Wampler and Slattery, each of whom is financially literate. The Board of Directors has determined that Messrs. Slattery, Waller, and

Wampler are “independent” within the meaning of Rule 4350(d)(2) of the rules of the Nasdaq Capital Market, including with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Slattery and Mr. Waller are “audit committee financial experts” as defined by applicable SEC rules.

The principal purposes of the Audit Committee are to:

•       oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•       assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s internal controls and the performance of the Company’s internal audit function;

•       interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence;

•       prepare the report required by the rules of the SEC to be included in the Company’s Proxy Statement; and

•       discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Capital Market.

The Audit Committee held nine meetings in 2006.

The Audit Committee has adopted a Charter and reviews the contents of the Charter at least annually. The Audit Committee’s current Charter is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

Status as a “Controlled Company”

Safeguard, which is a publicly traded company with shares listed on the New York Stock Exchange, owned a majority of the outstanding shares of our Common Stock as of April 30, 2007. Accordingly, as a company of which more than 50% of the voting power is held by a group (a “controlled company”), Clarient is a “controlled company” under the rules of the Nasdaq Capital Market, exempt from certain independence requirements with respect to the composition of its Board and Committees of the Board, including the requirement that the Compensation Committee be comprised solely of independent directors.

The Compensation Committee

Although the Company is exempt from the Nasdaq Capital Market requirement to have compensation determinations with respect to the Company’s executive officers made by a majority of independent directors or a compensation committee comprised solely of independent directors, our Compensation Committee presently consists solely of independent directors. The current members of the Compensation Committee are Mr. Wampler (Chairman), Dr. Scher and Dr. Smith. The Board has determined that each of Mr. Wampler and Drs. Scher and Smith are “independent” within the meaning of Rule 4350(d)(2) of the Rules of the Nasdaq Capital Market. The principal purposes of the Compensation Committee are to:

•       review, consider, suggest and approve compensatory plans and pay levels for the Chief Executive Officer (“CEO”) and the Company’s other executive officers;

•       recommend to the Corporate Governance Committee the annual retainer and meeting attendance fees for all non-employee directors of the Company for service on the Board and its Committees;

•       review and administer, in conjunction with management, the employee long- and short-term compensation plans, employee performance-based incentive plans (which may be cash and/or equity based) and other employee benefit plans in alignment with the Company’s business strategy and in a manner that reflects, in general, programs and practices within the medical device and diagnostic services industries;

•       issue annually a report on executive compensation in accordance with the applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s Proxy Statement; and

•       discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Capital Market, Inc.

The Compensation Committee held four meetings in 2006.

The Compensation Committee has adopted a Charter and reviews the contents of the Charter at least annually. The Compensation Committee’s current Charter is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

A discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation and the role of the chief executive officer in recommending the amount or form of executive compensation are contained in “Compensation Discussion and Analysis.”

Prior to the expiration of the Company’s 1996 Equity Compensation Plan, which expired in December, 2006, the Compensation Committee delegated to the Chief Executive Officer the authority to make equity grants to employees that were not executive officers of the Company, provided that the aggregate number of shares granted could not exceed 500,000 shares and the maximum number of shares allocated to any one employee could not exceed 100,000 shares.

The Corporate Governance Committee

The Corporate Governance Committee, which serves as the nominating committee, currently is comprised of Mr. Slattery (Chairman), Dr. Scher, and Dr. Smith. The principal purposes of the Corporate Governance Committee are to:

•       establish criteria for the selection of directors, to consider qualified board candidates recommended by stockholders, and to recommend to the Board the nominees for director in connection with the Company’s Annual Meeting of Stockholders;

•       take a leadership role in shaping the Company’s corporate governance policies and to develop and recommend to the Board the Company’s Statement on Corporate Governance and the Company’s Code of Business Conduct and Ethics;

•       conduct annual evaluations of the Board, its Committees and its members; and

•       discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Capital Market, Inc.

Each member of the Corporate Governance Committee meets the independence requirements of the Nasdaq Capital Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

The Corporate Governance Committee held four meetings in 2006.

The Corporate Governance Committee has adopted a Charter and reviews the contents of the Charter at least annually. The Corporate Governance Committee’s current Charter is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

Qualifications of Director Nominees

The Corporate Governance Committee has established Board membership criteria as a guideline in considering nominations to the Company’s Board of Directors. The criteria to be considered include: independence, experience, outside time commitments, expertise, accounting and finance knowledge, business judgment, leadership ability, knowledge of international markets, experience in developing and assessing business strategies, corporate governance expertise, risk management skills and, for incumbent directors, past performance as a director. The criteria are not exhaustive and the Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors.

Manner by which Stockholders May Recommend Director Candidates

The Corporate Governance Committee will consider director candidates recommended by stockholders of the Company. All recommendations must be directed to the Corporate Governance Committee c/o Corporate Secretary at 31 Columbia, Aliso Viejo, CA 92656, not less than 120 days prior to the first anniversary of the date on which notice of the prior year’s meeting was first mailed to stockholders. Each recommendation must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of common stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. For a description of the criteria used by the Corporate Governance Committee in selecting new nominees for the Board, see “Qualifications of Director Nominees” above and the Company’s Statement on Corporate Governance, which is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. Historically, the Corporate Governance Committee has not relied on third-party search firms to identify Board candidates, though it may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. The Corporate Governance Committee will review each potential candidate’s qualifications in light of the Company’s Board membership criteria described above. The Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended from a stockholder are evaluated in the same manner as candidates identified by a Committee member.

Other Board Committees; Executive Sessions of Independent Directors

The Board of Directors from time to time may form other Board committees for specific purposes and for specific time periods.

The Company’s independent directors have regularly scheduled executive sessions at which only independent directors are present. The presiding director at these executive sessions rotates among the independent directors.

Corporate Governance Guidelines and Code of Ethics

Our Board has adopted a Statement on Corporate Governance and a Code of Ethics applicable to all directors, officers and employees. Both documents are available on the Company’s website

(www.clarientinc.com) under “Investors—Corporate Governance.” The Company will provide a copy of these documents to any person, without charge, upon request by writing to the Company at Clarient, Inc., Office of Investor Relations, 31 Columbia, Aliso Viejo, CA 92656. We will post on our website any amendments to or waivers of our Code of Ethics that relate to our directors or executive officers.

BOARD COMPENSATION

2006 Director Compensation

The following table provides information on compensation earned during 2006 by each director who served on the Company’s Board at any time during 2006.

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)(2)	($)(4)
Peter J. Boni	—	—	—
Michael Cola(3)	14,500	14,595	29,095
James A. Datin	—	—	—
Steven J. Feder	—	—	—
G. Steve Hamm(3)	26,833	5,162	31,795
Irwin Scher, M.D.	27,000	5,490	32,490
Frank P. Slattery, Jr.	35,500	6,310	41,810
Dennis M. Smith, Jr., M.D.(3)	11,500	7,193	18,693
Gregory Waller(3)	2,167	5,673	7,840
Jon R. Wampler	34,000	19,270	53,270

(1)          The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 for stock options awarded in and prior to 2006 in accordance with FAS 123-R, excluding the effect of estimated forfeitures. The fair value of the stock options is estimated at the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 1 to the Summary Compensation Table, and Note 9 to the Notes to the Consolidated Financial Statements included in the Original 10-K under the heading “Equity-Based Compensation”. The grant date fair values of the stock options issued during 2006 were as follows: Mr. Cola $14,595, Dr. Scher $6,447, Mr. Slattery $9,671, Dr. Smith $23,787, Mr. Waller $25,530 and Mr. Wampler $30,978.

(2)          At December 31, 2006, each of the directors named below held the number of outstanding stock options to purchase the number of shares of the Company’s common stock shown next to his name:

Stock Options
Name	Outstanding (#)
Peter J. Boni	—
Michael Cola	30,000
James A. Datin	—
Steven J. Feder	—
G. Steve Hamm	35,000
Irwin Scher, M.D.	50,000
Frank P. Slattery, Jr.	65,000
Dennis M. Smith, Jr., M.D.	40,000
Gregory Waller	30,000
Jon R. Wampler	80,000

(3)          Mr. Cola did not stand for reelection in June 2006, and Mr. Hamm resigned from the Board effective December 31, 2006. Dr. Smith joined the Board in July 2006, and Mr. Waller joined the Board in December 2006.

(4)          Directors are also eligible for reimbursement of expenses incurred in connection with attendance at Board meetings. These amounts are not included in the table above.

Directors employed by Clarient or a wholly owned subsidiary receive no additional compensation, other than their normal salary, for serving on the Board or its Committees. Each director who is not an employee of the Company, its subsidiaries or Safeguard receives an annual cash retainer of $15,000. In addition, each director is paid a fee of $1,000 per meeting for attendance at Board meetings and each Committee meeting, except that if a director participates in a Board or Committee meeting via telephone, he is paid a fee of $500 for that meeting. An additional $5,000 annual fee is paid to each director who serves as a committee chairperson. All directors receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board or Board Committees or with respect to other Company business.

Each director who is not an employee of the Company, its subsidiaries or Safeguard is eligible to receive stock option grants at the discretion of the Board. Directors’ initial option grants are generally to purchase 30,000 shares of Clarient common stock, have a seven-year term and are 20% vested on the grant date, with the remaining 80% vesting in 12 equal increments on the same day of each third month thereafter. Annual grants, generally to purchase 10,000 shares, vest 25% each three months following the grant date. Any director who served as a Committee chairman may also receive additional annual grants, generally to purchase 5,000 shares, which vest 25% each three months following the grant date. The exercise price of these options is equal to the closing price of a share of Clarient common stock as reported on the Nasdaq Capital Market on the grant date. Upon appointment to the Board, Dr. Smith received an initial option grant to purchase 30,000 shares on July 18, 2006 at an exercise price of $0.87 per share and Mr. Waller received an initial option grant to purchase 30,000 shares on December 1, 2006 at an exercise price of $1.32 per share. Annual grants to purchase the number of shares shown next to each director’s name also were awarded on October 17, 2006 at an exercise price of $1.00 per share as follows: Dr. Scher, 10,000 shares; Mr. Slattery, 15,000 shares; Dr. Smith, 10,000 shares; and Mr. Wampler, 15,000 shares.

PROPOSAL TWO: APPROVAL OF 2007 INCENTIVE AWARD PLAN

(Item 2 on Proxy Card)

Stockholders are requested in this Proposal 2 to consider and approve the Clarient, Inc. 2007 Incentive Award Plan (the “2007 Plan”) as a replacement for the Company’s ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan (the “Prior Plan”), which expired in December 2006. The Board of Directors adopted, subject to shareholder approval, the 2007 Plan for non-employee directors, employees and consultants of the Company and its subsidiaries on April 16, 2007. The 2007 Plan will become effective upon shareholder approval at the 2007 Annual Meeting.

The Board believes that the 2007 Plan will promote the success and enhance the value of the Company by linking the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

The 2007 Plan provides for the grant of both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards to eligible individuals. A summary of the principal provisions of the 2007 Plan is set forth below. The summary is qualified by reference to the full text of the 2007 Plan, which is attached as Annex A to this Proxy Statement.

Administration

Unless and until the Board of Directors delegates administration of the 2007 Plan to a committee as set forth below, the Plan will be administered by the full Board. The Board, at its discretion, may delegate administration of the Plan to a committee. For purposes of this proxy statement, the term “Committee” shall be deemed to refer to the Board or such committee designated by the Board to administer the 2007 Plan. Unless otherwise determined by the Board, the Committee shall consist of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). Notwithstanding the foregoing, the full Board will conduct the general administration of the Plan with respect to all awards granted to independent directors.

The Committee will have the exclusive authority to administer the 2007 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, except that the Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2007 Plan include non-employee members of the Board and employees and consultants of the Company and its subsidiaries, as determined by the Committee.

Limitation on Awards and Shares Available

The maximum number of shares of common stock of the Company (“Common Stock”) available for issuance under the 2007 Plan is the sum of (i) 4,000,000 plus (ii) any shares of Common Stock which are subject to any award under the Prior Plan as of the Effective Date and which award thereafter terminates, expires or lapses for any reason; provided, however, that no more than 4,000,000 shares of Stock may be delivered upon the exercise of incentive stock options. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2007 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2007 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2007 Plan. No shares of Common Stock may again be optioned, granted or awarded if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code. Notwithstanding the foregoing, no shares will become available (a) upon the cancellation of existing awards or any similar transactions following the tenth anniversary of shareholder approval of the 2007 Plan or (b) if the return of shares would require additional shareholder approval of the 2007 Plan pursuant to applicable rules of the NASDAQ Capital Market. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2007 Plan. The shares of Common Stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares or shares purchased in the open market.

The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the 2007 Plan during any one calendar year period shall be 750,000 and the maximum amount that may be paid in cash during any one calendar year period (as measured from the date of payment) with respect to any performance-based award (including, without limitation, any performance bonus award) shall be $750,000.

Awards

The 2007 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2007 Plan. Information regarding stock option grants to the Named Executive Officers under the Prior Plan for the fiscal year ended December 31, 2006 is set forth in the section of this Proxy Statement entitled “2006 Grants of Plan-Based Awards Table.”

Stock options, including incentive stock options as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2007 Plan. The option exercise price of all stock options granted pursuant to the 2007 Plan will be at least 100% of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary of the date of grant. Incentive stock options may be granted only to employees of the Company, and will expire and may not be exercised to any extent by anyone after the first to occur of the following events: (i) ten years from the date of grant, unless an earlier time is set in the award agreement, (ii) three months after the optionee’s termination of employment as an employee or (iii) one year after the date of the optionee’s termination of employment on account of disability or death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000 or such other amount as the Code provides. Any option (or portion thereof) purported to be an incentive stock option which, for any reason, fails to meet the requirements of Section 422 of the Code will be considered a nonqualified stock option.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash, by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences) or other property acceptable to the Committee. However, no participant who is a member of the Board or an executive officer of the Company will be permitted to pay the exercise price of an option or continue any extension of credit with respect to the exercise price of an option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Committee (including zero) that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

The other types of awards that may be granted under the 2007 Plan include performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards.

Changes in Capital Structure

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution of assets or any change affecting the Common Stock or the share price of the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2007 Plan, the Committee shall make proportionate adjustments to: (i) the aggregate number of, and kinds of, shares of stock subject to the 2007 Plan, (ii) the terms and conditions of any outstanding awards (including any applicable performance targets) and (iii) the grant or exercise price for any outstanding awards. In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or of changes in applicable laws, the Committee, may, subject to the terms of the 2007 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2007 Plan or with respect to any award: (i) provide for either the termination, purchase or replacement of the awards, (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future, (iv) provide for the acceleration of vesting or exercisability of the awards and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

If a “change in control” of the Company occurs Except as otherwise provided under the terms of an award agreement, if a “change of control” of the Company occurs, any surviving or acquiring entity may assume any awards outstanding under the 2007 Plan or may substitute comparable stock, cash or other awards (including an award to acquire the same consideration paid to stockholders in the change of control transaction) for awards outstanding under the plan on terms no less favorable to the affected holder than the terms of the award for which such new award is being substituted. If the surviving or acquiring entity does not assume such awards or does not substitute similar stock, cash or other awards for those outstanding under the 2007 Plan, then any awards held by participants in the 2007 Plan whose status as a service provider has not terminated prior to such change of control event will become fully exercisable and all forfeiture restrictions will lapse (and any outstanding options will terminate if not exercised prior to the closing of the change of control transaction). The sale by Safeguard of its equity interest in the Company to one or more purchasers is not considered a “change of control” under the 2007 Plan unless a majority of the Company’s equity securities not held by Safeguard are transferred in the same transaction or in a series of related transactions.

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend or modify the 2007 Plan at any time; except that shareholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2007 Plan, to permit the Committee to grant options with an exercise price below fair market value on the date of grant or to extend the exercise period for an option beyond ten years from the date of grant. In addition, without approval of the Company’s shareholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2007 Plan in connection with changes in the Company’s capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the date the 2007 Plan is approved by the Company’s stockholders and no incentive stock options may be granted under the 2007 Plan after the earlier of such date or the date the 2007 Plan is approved by the Board.

Securities Law

The 2007 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 2007 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2007 Plan and options and other Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Federal Income Tax Consequences

The tax consequences of the 2007 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 2007 Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options.   For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of a nonqualified stock option under the 2007 Plan, but will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of a nonqualified stock option. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option, and any subsequent gain or loss will generally be taxable as capital gains or losses.

Incentive Stock Options.   An optionee generally will not recognize taxable income upon either the grant or exercise of an incentive stock option; however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee for purposes of the alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of the Common Stock acquired upon exercise of an incentive stock option, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of exercise. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

Stock Appreciation Rights.   No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the amount the recipient recognizes as ordinary income.

Restricted Stock and Deferred Stock.   An employee to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefor. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to qualifying restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

Dividend Equivalents.   A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Performance Awards.   A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.   A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 162(m) Limitation.   In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified plans) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.” Under Section 162(m), stock options and SARs will satisfy the “performance-based compensation” exception if the awards of the options or SARs are made by a committee of the Board of Directors consisting solely of two or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by the Company’s shareholders.

The 2007 Plan has been designed in order to permit the Committee to grant stock options and SARs that will qualify as “performance-based compensation” under Section 162(m). In addition, in order to permit awards other than stock options and SARs to qualify as “performance-based compensation,” the 2007 Plan allows the Committee to designate as “Section 162(m) Participants” some employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2007 Plan. The Company’s stockholders are also being asked in this proposal to approve the performance goals established in the 2007 Plan, as described below.

Section 409A.   To the extent that the Committee determines that any award granted under the 2007 Plan is subject to Section 409A of the Code, the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. In addition, the 2007 Plan and award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. The Committee may adopt such amendments to the 2007 Plan and any award agreement or take any other actions to exempt any award from Section 409A of the Code or comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Performance Goals Under the 2007 Plan

General.   As described above, the 2007 Plan contains performance goals that govern the grant of certain awards under the 2007 Plan. The Company is requesting that the stockholders approve the performance goals for the grant of certain awards under the 2007 Plan to comply with the requirements of Section 162(m) and regulations promulgated thereunder, as discussed above.

Eligible Employees.   Restricted stock awards, deferred stock awards, performance awards, dividend equivalents and stock payments under the 2007 Plan are limited to Section 162(m) Participants who are selected by the Committee to participate. However, only such awards granted to such Section 162(m) Participants can qualify as performance-based compensation under Section 162(m).

Administration of Performance Goals.   The Committee has discretion to determine if awards under the 2007 Plan are intended to qualify as performance-based compensation under Section 162(m) or not. If any awards other than options or SARs are so intended to qualify, then, generally within 90 days of the start of each performance period, the Committee (i) designates one or more Section 162(m) Participants, (ii) selects the performance goal or goals applicable to the designated performance period, (iii) establishes the various targets and bonus amounts which may be earned for such performance period and (iv) specifies the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such performance period. The Committee may designate, as the performance period for awards intended to be qualified performance-based compensation under the 2007 Plan, the Company’s fiscal year or any other fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)).

The performance goals used to determine the terms and conditions of awards intended to be qualified performance-based compensation under the 2007 Plan are based on any or all of the following business criteria with respect to the Company, any subsidiary or any division or operating unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Common Stock and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group).

Performance goals may be determined in accordance with generally accepted accounting principles or may be subject to such adjustments as the Committee may specify at the beginning of the performance period with respect to an award (other than an option or SAR) that is intended to qualify as qualified performance-based compensation.

The Committee must certify the attainment of the applicable performance target before a Section 162(m) award is paid under the 2007 Plan. In determining the amounts paid to any Section 162(m) Participant, the Committee has the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that it may deem relevant to the assessment of individual or corporate performance for the designated performance period.

New Plan Benefits

No awards will be granted under the 2007 Plan until it is approved by the Company’s stockholders. In addition, awards granted under the 2007 Plan are subject to the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2007 Plan or the benefits that would have been received by such participants if the 2007 Plan had been in effect in the year ended December 31, 2006. For information on the number of options granted by the Company during the year ended December 31, 2006, please see the section entitled “Grants of Plan-Based Awards” below.

Vote Required

The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the 2007 Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether this matter is approved, and therefore will not have the effect of a negative vote with respect to the approval of the 2007 Plan.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR approval of the Clarient, Inc. 2007 Incentive Award Plan. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards. Safeguard has advised the Company that it intends to vote its shares of Clarient common stock for the approval of the 2007 Plan.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF KPMG LLP

(Item 3 on Proxy Card)

The Audit Committee, composed entirely of independent, non-employee members of the Board, approved the reappointment of KPMG LLP (“KPMG”) as Clarient’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and the Board has recommended that our shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Audit Committee may reconsider its recommendation and may retain KPMG or another accounting firm without resubmitting the matter to shareholders. Even if the shareholders ratify the appointment of KPMG, the Audit Committee may select another firm if it determines such selection to be in the best interest of Clarient and its shareholders.

Services provided to Clarient and its subsidiaries by KPMG in fiscal 2006 and fiscal 2005 are described below under “Independent Registered Public Accounting Firm—Audit Fees.” Representatives of KPMG are expected to attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal.

The Board recommends a vote “FOR” the proposal to ratify the appointment of KPMG as Safeguard’s independent registered public accounting firm for the year ending December 31, 2007. Safeguard has advised the Company that it intends to vote its shares of Clarient common stock for the ratification of KPMG as Clarient’s independent auditor.

Independent Registered Public Accounting Firm—Audit Fees

The following table presents fees for professional services rendered by KPMG for the audit of Clarient’s annual financial statements for fiscal 2006 and fiscal 2005, respectively, and fees billed for other services rendered by KPMG LLP.

	2006	2005
Audit Fees(1)	$515,679	$474,000
Tax Fees(2)	51,450	52,000
Total	$567,129	$526,000

(1)          Represents the aggregate fees billed to the Company by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements, for the reviews of the consolidated financial statements included in the Company’s Form 10-Q filings for each fiscal quarter, preparation of comfort letter, review of registration statements and consents and internal control attestation for parent company.

(2)          Tax fees consisted of services for U.S. federal, state and local and international tax planning, advice and compliance, tax valuation services, and assistance with tax audits and appeals.

The Audit Committee has a policy to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service is required to report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically notifies the Board of their approvals.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial and operational matters involving corporate finance, accounting, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics. The Audit Committee operates under a written Charter approved by the Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website (www.clarientinc.com) under “Investors—Corporate Governance.”

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the audited consolidated financial statements, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed with the independent auditors that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 27, 2007. The Audit Committee also approved the Company’s independent auditors for fiscal year 2007.

Submitted by the Audit Committee of the Board of Directors:
Gregory Waller, Chairman
Frank P. Slattery, Jr.
Jon R. Wampler

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of April 23, 2007, by the directors of the Company, the named executive officers reported below in the “Executive Compensation & Other Arrangements—Summary Compensation Table,” all directors and officers as a group and any other person or entity who is the beneficial owner of more than 5% of the Company’s issued and outstanding common stock. On April 23, 2007, there were 71,690,567 shares of the Company’s common stock outstanding.

Name	Outstanding Shares Beneficially Owned(1)	Options/ Warrants Exercisable Within 60 Days of Record Date	Total	Percent of Shares
Safeguard Scientifics, Inc.(2) 435 Devon Park Drive, Building 800 Wayne, PA 19087-1945	42,321,321	3,435,258	45,756,579	60.91%
Peter J. Boni(3)	—	—	—	—
James A. Datin(3)	—	—	—	—
Steven J. Feder(3)	—	—	—	—
Irwin Scher, M.D.	138,260	43,333	181,593	*
Frank P. Slattery, Jr.	275,500	55,000	330,500	*
Dennis M. Smith, Jr., M.D.	30,000	15,333	45,333	*
Jon R. Wampler	21,000	51,000	72,000	*
Gregory Waller	—	10,000	10,000	*
James V. Agnello	—	37,500	37,500	*
Ronald A. Andrews	48,000	618,125	666,125	*
Heather Creran	—	102,292	102,292	*
James D. Cureton	—	—	—	—
Stephen T.D. Dixon	—	—	—	—
Karen K. Garza	—	253,125	253,125	*
John A. Roberts	—	25,000	25,000	*
Jose de la Torre-Bueno, Ph.D(4)	27,435	284,789	312,224	*
Executive officers and directors as a group (17 persons)	540,195	1,539,351	2,079,546	2.84%

*                    Less than 1% of the total outstanding shares of our common stock

(1)          Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse), except as noted.

(2)          Includes 38,882,600 shares and 3,435,238 warrants beneficially owned by Safeguard Delaware, Inc. (“SDI”) and 3,438,721 shares beneficially owned by Safeguard Scientifics (Delaware), Inc. (“SSDI”). SDI and SSDI are wholly owned subsidiaries of Safeguard Scientifics, Inc. (“Safeguard”). Safeguard and each of SDI and SSDI have reported that Safeguard together with each of SDI and SSDI, respectively, share voting and dispositive power with respect to the shares beneficially owned by each of SDI and SSDI, respectively, because Safeguard is the sole stockholder of each of SDI and SSDI.

(3)          Excludes shares owned by Safeguard, of which Messrs. Boni, Datin and Feder disclaim beneficial ownership. Messrs. Boni, Datin and Feder collectively beneficially own approximately 2% of the shares of common stock outstanding of Safeguard.

(4)          Includes shares held by two family trusts and 2,101 shares held in a 401(k) plan.

The following table shows aggregated information as of December 31, 2006 with respect to all of our compensation plans, agreements and arrangements under which our equity securities were authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders:	4,870,134	$1.69	—
Equity compensation not approved by security holders(1):	1,700,000	1.25
Total:	6,570,134	$1.58

(1)          Represents inducement stock option grants to certain officers that were made upon commencement of employment by such officers with the Company that were outstanding as of December 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to submit copies to the Nasdaq Capital Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors, executive officers and greater than 10% stockholders. Based solely on our review of such filings and written representations from these reporting persons, all requisite filings were timely made during 2006 except as follows: Messrs. Scher, Slattery and Dr. Smith were each late filing one Form 4 report for one stock option grant; Mr. Scher reported on a Form 5 report one stock purchase that had not previously been reported; Mr. Slattery was late filing one Form 5 report for 2005 for one stock purchase that had not previously been reported and filed amendments to two Form 4 reports to correct various inadvertent errors in previous Form 4 reports filed by him during 2004; and Mr. Wampler was late filing two Form 4 reports relating to two stock option grants and the cancellation of five stock option grants. The Company has implemented enhanced procedures to assist its officers and directors in timely filing of reports in the future.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is tasked with ensuring that our executive compensation program meets our corporate objectives. Each year objectives are set by the Compensation Committee and approved by the Board. Management is charged with administering the compensation program according to the policies developed by the Compensation Committee.

Objectives of the Program

The Compensation Committee’s primary objectives with respect to our executive compensation program include the following:

•       Providing a competitive total compensation package to attract and retain key personnel;

•       Closely aligning executive compensation to our financial performance and increases in shareholder value;

•       Providing short term compensation opportunities through the Company’s Management Incentive Program (“MIP”); and

•       Providing long-term compensation opportunities, primarily through equity awards that align executive compensation improvement in shareholder value.

The three principal elements of our executives’ compensation are:

•       Base salary;

•       Annual incentive compensation through the MIP; and

•       Long-term compensation.

The Compensation Committee has the flexibility to use these elements, along with certain other benefits and perquisites, to effectively achieve the objectives of our executive compensation program. For example, the Compensation Committee could put greater emphasis on the annual or long-term incentive compensation, or on certain elements within these programs, depending on the focus of the business, Compensation Committee, or Board objectives. Each element of our executive compensation program is discussed in more detail below.

Elements of Executive Compensation

General

As described above, the aggregate compensation paid to our executive officers in 2006 was comprised of three primary elements: base salary, annual incentive compensation and long-term compensation. These elements, which are described in more detail below, are designed to both attract and retain our executive officers and align their interests with those of our shareholders.

The Compensation Committee considers all aspects of compensation for our Chief Executive Officer, Chief Financial Officer and the other individuals included in the Summary Compensation Table (referred to as the “Named Executive Officers”) and our other executive officers. The Compensation Committee reviews each element of executive compensation with respect to its review of each executive’s compensation package and makes its determinations based on corporate and individual performance, as well as general market conditions affecting executive compensation.

From time to time in the course of recruiting for executive officers, the Company has engaged professional recruiting firms. The Company’s management obtains information from these recruiters concerning the competitive environment for high-quality candidates and the compensation package needed to attract and retain these candidates to the Company. The Company provides the Compensation Committee the information provided by these recruiters, and the Compensation Committee takes that information into consideration when determining the appropriate elements of compensation for new and existing executive officers.

Other important factors in determining executive compensation include the background of the individual Named Executive Officers and the other executive officers, their industry knowledge and their experiences in elements of the business that are or are expected to be strategic to the Company’s success.

Our Chief Executive Officer reviews the compensation of each of the other executive officers annually and makes recommendations to the Compensation Committee with respect to their compensation levels and any changes thereto that he considers appropriate. When finalizing compensation decisions, the Compensation Committee takes all of these factors into consideration to determine the appropriate compensation package using a combination of base salary, annual incentive compensation, long-term incentives, and other benefits.

Base Salary

For 2006, the Compensation Committee considered whether to increase the base salaries of our Named Executive Officers. In its review, the Compensation Committee considered the executive’s position, experience, performance (with emphasis on 2005 performance), market information concerning compensation of comparable positions at other companies of similar size and stage of development as the Company (based on the general knowledge of the Company’s management and the members of the Compensation Committee, as well as information provided by professional recruiters, as described above) and retention concerns. The factors considered by the Compensation Committee in evaluating the annual performance of the Named Executive Officers included:

•       financial performance, including sales, operating results, and cash flow;

•       leadership, strategic vision and long-term strategic planning; and

•       working closely with the Board of Directors.

In its review, the Compensation Committee determined that the Company’s financial objectives for 2005, which included revenue and EBITDA (earnings before interest, taxes, depreciation, and amortization) targets, had not been met. As a result, the Named Executive Officers were given no increase in base salary for fiscal 2006. The Compensation Committee did, however, consider the performance of the Named Executive Officers on the non-financial objectives for 2005 and provided additional equity incentives to the Named Executive Officers, as described below.

“At risk” Compensation

The Compensation Committee believes it is important for a significant portion of our Named Executive Officers’ potential compensation to be tied to future short- and long-term performance of the Company so as to align compensation with increases in shareholder value. Accordingly, the target (and maximum) aggregate compensation opportunity available to our Named Executive Officers is heavily weighted towards annual incentives and long-term compensation, both of which are “at risk” if the Company does not achieve its short-term and long-term strategic objectives. This strategy allows the Company to “pay for performance,” which reflects the Compensation Committee’s philosophy. A discussion of each of the “at risk” compensation elements follows.

Management Incentive Program (“MIP”)

The MIP is a key component of the Compensation Committee’s “pay for performance” strategy. The Compensation Committee has used the MIP to directly tie a significant portion of potential annual cash incentive awards to predetermined target levels for revenues and EBITDA for the year. The Compensation Committee believes that achievement of these annual financial objectives, as well as other non-financial performance objectives (which we call leadership objectives) will, in the long term, lead to improved shareholder value. In the MIP, each Named Executive Officer has a specific percentage of their base salary eligible for an annual incentive payment. These percentages range from 40% to 75% of base salary and are set forth in the employment agreements of the applicable Named Executive Officers.

For 2006, the Compensation Committee established a bonus matrix based on corporate performance objectives that they felt would demonstrate meaningful progress towards achieving the Company’s long-term strategic goals. The MIP for 2006 featured the following components and weightings for our Named Executive Officers and other officers:

•       75% based on achievement of the Company’s financial objectives;

•       15% based on the achievement of non-financial corporate objectives; and

•       10% based on the achievement of certain human resource and leadership objectives.

For 2006, the matrix allowed for potential payouts of between 0% and 200% of their MIP target amounts. There was no mandatory minimum award payable under the 2006 MIP. The Compensation Committee, in its discretion, could award bonuses even if the MIP’s objectives were not met.

Based upon discussions between the Company’s management and the Compensation Committee, as well as deliberations by the Compensation Committee, the corporate financial objectives were set as specified levels of improvement in revenues and EBITDA for 2006.

The corporate non-financial objectives were based on certain corporate and leadership objectives, including:

•       execution of the Company’s move into a new facility;

•       delivery of the ACIS III on schedule and under budget;

•       execution of certain customer and service differentiation initiatives; and

•       establishment of an expanded laboratory menu.

The human resource objectives were focused on service levels, product launch and new service offerings, while the leadership objectives focused on development of a performance culture implemented with 360 degree reviews of the Company’s executive team, timely performance appraisals, and completion of individual development plans.

At the time the corporate financial objectives were established, the Compensation Committee believed that they were attainable at the established target levels, but substantial uncertainty existed as to the actual attainment of the goals at the established levels. After the year ended, the Compensation Committee reviewed the Company’s operating results, including the Company’s revenue and EBITDA for 2006 and concluded based on those operating results that the corporate financial objectives for 2006 had not been attained. As a result, the Compensation Committee did not authorize the payment of the 75% portion of the potential payout that was contingent on satisfaction of the corporate financial objectives.

The Compensation Committee also reviewed the Company’s achievement of the corporate non-financial objectives and the leadership objectives, focusing on:

•       the successful move into the Company’s new facility with minimum service disruption and with 100% menu validation upon completion of the move, on schedule and under budget;

•       delivery of ACIS III, on schedule and within budget;

•       achievement of development milestones and associated payments under the Company’s distribution agreement with Dako, although the Compensation Committee noted that the launch of the ACIS III device in Europe had not yet been implemented;

•       implementation of key laboratory service initiatives to achieve service differentiation and solidify growth, including timing of the rollout of the PATHSITE suite of products and establishment and execution of a sales implementation plan;

•       expansion of the Company’s menu of laboratory service offerings, including two new assay applications and associated validations; and

•       successful creation of a strong leadership and performance culture, evidenced by timely performance appraisals and a 360 degree analysis of the executive team.

These non-financial performance and leadership objectives totaled 25% of the MIP eligible payout. In reviewing the non-financial performance objectives, the Compensation Committee determined that most, but not all, objectives were met. Certain objectives, such as the PATHSITE suite and the European launch of the ACIS III product, were not fully implemented and, as a result, the Compensation Committee determined that the non-financial performance and leadership objectives had been attained at the 90% level. This determination resulted in the Compensation Committee approving a payout of 90% of the 25% (consisting of the 15% and 10% weightings) available MIP payout for these objectives, which was paid in early 2007.

As part of his employment agreement with the Company, James V. Agnello, the Company’s Senior Vice President and Chief Financial Officer, was paid $30,000 as a guaranteed bonus for 2006. The Compensation Committee recognized that this amount exceeded the amount which Mr. Agnello would have been paid under the MIP for 2006, but considered the guarantee arrangement to be an appropriate compensation arrangement in order to recruit Mr. Agnello to join the Company.

The Company used a similar MIP in 2005 and has implemented a similar MIP for 2007, although the objectives and the payout matrix approved by the Compensation Committee vary from year to year.

Long-Term Compensation

Long-term compensation awards have been granted to our Named Executive Officers under our 1996 Equity Compensation Plan (the “1996 Plan”). Under this plan, the Board and the Compensation Committee have used equity incentive awards (which, for 2006 awards to Named Executive Officers, were all in the form of stock options) in an effort to closely align the interests of the Company’s executives with those of its shareholders.

Equity awards are typically proposed by the Company’s Chief Executive Officer, including the identification of employees to receive awards and the nature and size of the awards. The Chief Executive Officer’s recommendations during 2006 were based on the Named Executive Officers’ responsibilities and their achievements over the most recent year. The Compensation Committee considered the recommendations made by the Chief Executive Officer with respect to the Named Executive Officers and other officers and discussed several proposed changes in the employees to receive awards, the terms of the awards and the size of the awards.

In considering the terms of the equity awards to be made to executive officers in 2006, the Compensation Committee considered that the Company’s equity awards had generally vested over a four-year period, with 25% vested after the first year, and monthly vesting thereafter, as long as the employee continued working for the Company. However, balancing the need to align the long-term interests of management and the Company’s shareholders with the desire to maintain management’s focus on also achieving the important short-term financial objectives specified in the 2006 MIP, the Compensation Committee decided that the equity awards to be made to Named Executive Officers (and certain other senior managers) would include performance vesting requirements. Under the terms of these option awards, 60% of the shares underlying the applicable option would vest only if the Company achieved the revenue and EBITDA performance targets for 2006 specified in the 2006 MIP (so long as the recipient remained employed with the Company through and including the date that the Company’s 2006 financial statements were published in the Company’s annual report on Form 10 K for the fiscal year ending December 31, 2006). The remaining 40% of the shares underlying the applicable option would vest pro rata on a monthly basis during the 36 month period beginning on the first anniversary of the date of the grant. The Company did not achieve the financial targets set by the Compensation Committee and, as a result, the 60% of the shares underlying the options granted to Named Executive Officers (and certain other senior managers) in April 2006 with performance vesting requirements did not vest.

In determining the number of options to be granted to the Named Executive Officers, the Compensation Committee employed a methodology similar to that used for awarding increases in executive base salary described above, including the Compensation Committee’s subjective assessment of the Company’s operating performance, long-term vision, strategy, as well as general market factors affecting the Company’s ability to recruit and retain high-quality management. The Compensation Committee considered the achievements of the business over the period, including completion of the new facility, the Company’s sales growth and the completion of several key initiatives. The Compensation Committee also recognized that the Named Executive Officers had not received base salary increases in 2006 and did not receive MIP payouts under the 2005 MIP. In addition, the Compensation Committee considered that the Chief Executive Officer had not received any equity incentive awards in 2005. As a result, the awards recommended to the Board by the Compensation Committee were significantly larger for the Named Executive Officers than awards made in prior years, as well as a larger group of award recipients among the Company’s employees than in prior years. After reviewing the proposed awards and terms thereof with the Chief Executive Officer, the Compensation Committee recommended to the Board, the Board approved, equity incentive awards to all of the employees, including the Named Executive Officers. The awards were all made in the form of incentive stock options (containing the performance-based vesting requirements described above with respect to 60% of the options underlying the awards to the Named Executive Officers), with an exercise price of $1.12 per share (which was the fair market value of the Company’s common stock on a per share basis on the date of grant, based on the closing trading price on the Nasdaq Capital Market).

In addition to the equity incentive awards described above, in April 2006, the Compensation Committee recommended, and the Board approved, that Dr. Torre-Bueno, the Company’s Chief Technology Officer, in recognition of his many years of service to the Company, be given the opportunity to cancel and forfeit options to purchase 178,388 shares of the Company’s common stock that had been granted prior to March 2002 and which had exercise prices ranging from $3.32 to $23.19 per share, and, therefore, were not likely to provide meaningful long-term incentives to Dr. Torre-Bueno or retention benefit to the Company, and the Compensation Committee awarded Dr. Torre-Bueno new options to purchase 60,000 shares of our common stock with an exercise price of $1.12 per share (which was equal to the fair market value at the date of the grant based on the closing trading price on the Nasdaq Capital Market).

The 1996 Plan terminated in December 2006 and as a result the Company does not have additional shares available for future grants under the 1996 Plan. The Board of Directors of the Company has adopted a new stock option plan which provides an additional four million shares for future equity incentive awards. We expect the Board to submit the new plan to be voted upon by the Company’s shareholders at the upcoming annual meeting.

Perquisites

The Company provides its Named Executive Officers with certain perquisites, including automobile expense reimbursement, supplemental company-paid life insurance, and relocation expenses, where appropriate. The Compensation Committee believes these perquisites are reasonable and reflect the market for compensation for these positions. Details regarding these benefits are disclosed in the Summary Compensation Table elsewhere in this report.

Employment Agreements and Change-in-Control Severance Arrangements

Stephen T. D. Dixon served as Executive Vice President and Chief Financial Officer prior to resigning effective February 3, 2006. Mr. Dixon’s employment agreement provided for a base salary of $245,000 per year, eligibility for an annual performance-based bonus and eligibility to receive future grants of stock options. Mr. Dixon’s employment agreement also provided for additional perquisites, such as an automobile allowance and matching contributions under a voluntary savings plan. In February 2006, the Board of Directors approved, subject to Mr. Dixon’s agreement to cancel his initial stock option grant that he received in December 2002, the acceleration of the vesting of all of Mr. Dixon’s remaining options and the exercise period for those options was extended until December 31, 2006.

In February 2006, the Company hired Mr. John A. Roberts as its Senior Vice President and Acting Chief Financial Officer. Under the terms of the Company’s arrangement with Mr. Roberts, Mr. Roberts was paid $9,000 every two weeks, was provided with temporary housing and travel reimbursement, and was issued a fully vested option to purchase 25,000 shares of the Company’s common stock at the market price on the date of the grant. Mr. Roberts resigned as Senior Vice President and Acting Chief Financial Officer effective June 19, 2006, after the Company hired its new Senior Vice President and Chief Financial Officer, although he continued to provide services to the Company until September 2006.

On June 19, 2006, James V. Agnello commenced employment as the Company’s Senior Vice President and Chief Financial Officer. Under the terms of his employment agreement with the Company, Mr. Agnello received options to purchase 300,000 shares of common stock and an initial annual base salary of $265,000. The option vests over a period of five years and has an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The option was not granted under the Company’s 1996 Plan but is subject to the same terms and conditions as are set forth in the standard form stock option agreement currently in use under the 1996 Plan. Under the 1996 Plan, all unvested stock options will vest in the event of a change of control. In addition, Mr. Agnello is entitled to participate in the Company’s MIP, and for 2006 was entitled to be paid the greater of $30,000 or his prorated incentive bonus earned for 2006 of 50% of base salary, with a potential for 100% of base salary based on the achievement of Company and personal objectives. Mr. Agnello also is entitled to reimbursement of relocation expenses grossed up for federal and state income taxes, which were paid, in part, during 2006 and to other fringe benefits commensurate with his position. Subject to executing a general release of the Company, Mr. Agnello will be entitled to receive severance payments if he is terminated without “cause,” if he terminates his employment for “good reason” within 12 months following a change of control or in the event of a termination resulting from death or disability. Such severance payments will consist of up to 24 months’ base salary if the termination of employment occurs during the first year of Mr. Agnello’s employment (depending on the date of termination) or 12 months’ base salary if the termination of employment occurs thereafter, as well as continued coverage under the Company’s medical and health plans in accordance with COBRA Rules and Regulations, and all options that are vested as of his termination date will remain exercisable until the earlier of the first anniversary of his termination date or the expiration date of the options.

James D. Cureton served as Vice President—Instrument Systems Operations prior to resigning effective February 2, 2007. Mr. Cureton’s employment agreement provided for a base salary of

$175,000 per year, eligibility for an annual performance-based bonus, and options to purchase 75,000 shares of Common Stock of the Company. Mr. Cureton’s employment agreement also provided for additional perquisites, such as matching contributions under a voluntary savings plan and other compensation as reported in the table captioned “Summary Compensation Table” below. Mr. Cureton’s employment agreement provided for the severance benefits described below under the caption “Potential Payments Upon Termination or Change in Control.” Subsequent to execution of Mr. Cureton’s employment agreement, the Company issued him additional stock options as described in the table below under the caption “Outstanding Equity Awards at Fiscal Year End 2006.”

The Compensation Committee believes employment agreements are important to both our executives and to the Company in that the executive benefits from the clarity of the terms of his or her employment and is protected from terminations without cause, thereby enhancing the Company’s ability to retain the services of qualified executives. In addition, the Compensation Committee believes that the severance provisions described above that are contained in executives’ employment agreements, as well as the acceleration of vesting of stock options in the event of a change of control under the 1996 Plan, help provide reasonable assurances that our executive officers will remain with us during an acquisition or change of control event, should one occur, and that they will assist the Board in the assessment of a possible acquisition or change-of-control event.

Stock Ownership Policies

The Compensation Committee believes stock-based compensation is an important element of compensation and, as discussed above, stock-based compensation figures significantly in our mix of compensation. However, we do not currently have stock ownership requirements for our executive officers.

Other Material Tax and Accounting Implications of the Program

Internal Revenue Code section 162(m) generally disallows a tax deduction to public corporations for compensation over $1,000,000, exclusive of “performance-based” compensation, for any fiscal year paid to a Company’s Chief Executive Officer and four most highly compensated executive officers in service as of the end of any fiscal year. None of the named executives received compensation in excess of $1,000,000. For incentive compensation to qualify as “performance-based” compensation, the committee’s discretion to grant awards must be strictly limited. We believe the 1996 Equity Compensation Plan meets the performance-based exception under section 162(m). Though we do not expect to award compensation that would be subject to this limitation in the foreseeable future, the Company believes the benefit of retaining the ability to exercise discretion under its bonus plan outweighs the limited risk of loss of tax deductions under this section. Therefore, the committee does not currently intend to seek to qualify the MIP under section 162(m).

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Jon R. Wampler

Dennis Smith

Irwin Scher

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information as to our Named Executive Officers for the fiscal year ended December 31, 2006.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Ronald A. Andrews	2006	315,000	240,840	50,000		229,531	835,371
President and Chief Executive Officer
James V. Agnello	2006	142,692	21,844	30,000	(4)	14,913	209,449
Senior Vice President and Chief Financial Officer(5)
John A. Roberts	2006	99,900	12,858	—		—	112,758
Former Acting Chief Financial Officer(6)
Stephen T.D. Dixon	2006	36,318	—	—		1,040	37,358
Former Executive Vice President and Chief Financial Officer(7)
Jose de la Torre-Bueno, Ph.D	2006	181,501	50,809	16,335		3,856	252,501
Vice President and Chief Technology Officer
Heather Creran	2006	225,000	99,762	16,875		12,735	354,372
Executive Vice President and Chief Operating Officer—Diagnostic Services(8)
James D. Cureton	2006	175,000	17,351	15,750		44,908	253,009
Former Vice President— Instrument Systems Operations(9)
Karen K. Garza	2006	175,000	54,711	15,750		11,672	257,133
Senior Vice President, Strategic Planning and Business Development

(1)          This amount represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 for stock options awarded in and prior to 2006, in accordance with Statement of Financial Accounting Standards No. 123 (revised), which is referred to as “FAS 123-R,” excluding the effect of estimated forfeitures. FAS 123-R requires us to estimate forfeitures when stock options are granted and reduce estimated compensation expense accordingly. Except forfeitures that actually occurred during 2006, the amounts in this table assume that none of the stock options will be forfeited. The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years indicated:

The risk-free rate is based on the U.S. Treasury yield curve in effect at the end of the quarter in which the grant occurred. The expected life of the Company’s stock options granted to employees was estimated using the historical exercise behavior of option holders. The expected life of the Company’s stock options granted to consultants was based on the contractual term.

Expected volatility was based on historical volatility for a period equal to the stock option’s expected life. The following assumptions were used to determine fair value:

	2006	2005	2004	2003	2002
Dividend yield	0.0%	0.0%	0.0%	0.0%	0.0%
Volatility	57 – 89%	101%	103%	99.26%	115.9%
Average expected option life	3.2 – 4.7 years	4 years	4 years	4 years	4 years
Risk-free interest rate	4.5 – 5.2%	3.9 – 4.5%	2.7 – 3.6%	2.1 – 2.8%	2.7 – 5.1%

(2)          Represents amounts paid in 2007 under the 2006 Management Incentive Plan, which is described in detail under “Compensation Discussion and Analysis—Management Incentive Program (“MIP”).

(3)          These amounts are comprised of the compensation described in detail below in the table captioned “All Other Compensation.”

(4)          This amount represents the guaranteed payment under the MIP required to be paid for 2006 pursuant to Mr. Agnello’s employment agreement. Mr. Agnello’s incentive compensation payout under the MIP would have been approximately $16,000 based on the level of achievement approved by the Compensation Committee.

(5)          Mr. Agnello joined the Company in June 2006.

(6)          Mr. Roberts joined the Company in February 2006 and resigned as Interim Chief Financial Officer effective June 19, 2006. Mr. Roberts continued to provide consulting services through September 2006.

(7)          Mr. Dixon resigned as Chief Financial Officer effective February 3, 2006.

(8)          Ms. Creran’s employment terminated effective May 1, 2007. See “Potential Payments Upon Termination or Change of Control.”

(9)          Mr. Cureton resigned as Vice President—Instrument Systems Operations effective February 2, 2007.

All Other Compensation Table

Name	Year	Relocation Benefits ($)(1)	Tax Reimbursements ($)(1)	Automobile Allowance ($)(2)	Company Match to 401(k) Plan ($)	Group Term Life Insurance Premiums ($)(3)	Total All Other Compensation ($)
Ronald A. Andrews	2006	116,479	100,014	7,800	4,783	455	229,531
James V. Agnello	2006	5,184	2,701	4,200	2,701	127	14,913
John A. Roberts	2006	0	0	0	0	0	0
Stephen T.D. Dixon	2006	0	0	600	381	59	1,040
Jose de la Torre-Bueno, Ph.D	2006	0	0	0	3,594	262	3,856
Heather Creran	2006	0	0	7,800	4,610	325	12,735
James D. Cureton	2006	19,557	17,298	7,800	0	253	44,908
Karen K. Garza	2006	0	0	7,800	3,619	253	11,672

(1)             The amounts reported in 2006 for Messrs. Andrews, Agnello and Cureton include the reimbursement of relocation expenses and the related tax obligations in accordance with each of their respective employment agreements.

(2)             During 2006, Messrs. Andrews, Agnello, Dixon, and Cureton, Ms. Creran and Ms. Garza received automobile allowances of up to $7,800 per annum in accordance with each of their respective employment agreements.

(3)             These amounts represent the premium cost of the Company’s group life insurance program.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for the year ended December 31, 2006:

2006 Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options (#)(3)	Awards ($ / Sh)	Awards ($)(4)
Ronald A. Andrews	04/03/06	04/03/06	0	236,250	472,500	0	120,000	120,000	80,000	1.12	64,824
James V. Agnello	05/05/06	06/19/06	0	71,770	143,542	0	0	0	300,000	0.90	218,610
Heather Creran	04/03/06	04/03/06	0	112,500	225,000	0	30,000	30,000	20,000	1.12	16,206
James D. Cureton	04/03/06	04/03/06	0	70,000	140,000	0	30,000	30,000	20,000	1.12	16,206
Stephen T.D. Dixon(5)			0	0	0	0	0	0	0	0	0
Karen K. Garza	04/03/06	04/03/06	0	70,000	140,000	0	30,000	30,000	20,000	1.12	16,206
John A. Roberts	07/18/06	07/18/06	0	0	0	0	0	0	25,000	0.87	12,858
Jose de la Torre-Bueno, Ph.D	04/03/06	04/03/06	0	72,600	145,200	0	30,000	30,000	20,000	1.12	16,206
	04/11/06	04/11/06	0	0	0	0	0	0	60,000	1.12	49,404

(1)                 Non-Equity Incentive Plan Awards are made under the 2006 MIP. There is no mandatory minimum award payable; the maximum award payable is 200% of the target amount. The amounts in the table represent payouts that might have been achieved based on performance at target or maximum performance levels. The amounts actually earned under this plan for 2006 have been reported in the “Summary Compensation Table” under the column captioned “Non-Equity Incentive Plan Compensation.” Under the terms of Mr. Agnello’s employment agreement for 2006, he was entitled to receive the greater of his prorated target amount under the MIP or $30,000. Mr. Agnello’s possible targets are prorated from his start date of June 19, 2006 through the end of the year. Mr. Agnello’s guaranteed bonus is reported in the “Summary Compensation Table” under the column captioned “Non-Equity Incentive Plan Compensation.”

(2)                 Under the terms of these stock option awards, the shares underlying the stock options would have vested only if the Company achieved the minimum revenue and EBITDA performance targets for the 2006 fiscal year established by the Company’s Board of Directors and the recipient remained employed with the Company through and including March 27, 2007. These performance targets were not achieved; therefore, these options will not vest and the Named Executive Officers will derive no benefit from these stock options. There were no mandatory minimum amounts of stock option awards.

(3)                 The stock options awarded to Mr. Andrews, Ms. Creran, Mr. Cureton, Ms. Garza and Dr. Torre-Bueno vest pro rata on a monthly basis over the 36 month period beginning with the first anniversary of the date of grant, except that the option grant of 60,000 options to Dr. de la Torre-Bueno vests 25% on the first anniversary of the grant and monthly thereafter for the remaining 36 months of the vesting period. All of Mr. Roberts’ options were vested on the date of the grant. Mr. Agnello’s stock options were granted to him under his employment agreement approved by the Compensation Committee and vest as described in Note 3 to the table captioned “Outstanding Equity Awards at Fiscal Year End 2006.”

(4)                 The amounts in this column represent the grant date fair value of the stock options computed in accordance with FAS 123-R. For a discussion of the valuation assumptions, see footnote 1 to the “Summary Compensation Table.”

(5)                 Mr. Dixon resigned effective February 3, 2006 and therefore was not eligible for awards under the MIP.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth summary information regarding the outstanding equity awards held by each of our Named Executive Officers at December 31, 2006:

Outstanding Equity Awards at Fiscal Year End 2006

	Stock Options
				Equity
				Incentive
			Number of	Plan Awards:
		Number of	Securities	Number of
		Securities	Underlying	Securities
		Underlying	Unexercised	Underlying
	Option	Unexercised	Options	Unexercised	Option	Option
	Grant	Options	Unexercisable	Unearned	Exercise	Expiration
Name	Date	Exercisable (#)	(#)(1)	Options (#)(2)	Price(6)	Date
Ronald A. Andrews	07/20/04	453,125	296,875		1.5800	07/20/14
	04/03/06	—	80,000	120,000	1.1200	04/03/13
	11/19/04	52,083	47,917		1.1500	11/19/11
James V. Agnello	06/19/06	—	300,000(3)		0.9000	06/19/16
Heather Creran	01/29/04	112,500	37,500		1.1110	12/15/13
	04/03/06	—	20,000	30,000	1.1200	04/03/13
	11/19/04	15,625	14,375		1.1500	11/19/11
James D. Cureton	06/07/05	29,687	45,313		1.2900	06/07/12
	04/03/06	—	20,000	30,000	1.1200	04/03/13
Stephen T.D. Dixon	—	—	—		—	—
Karen K. Garza	04/28/03	91,666	8,334		0.9800	04/28/13
	10/21/03	106,250	—		1.2000	10/21/10
	11/19/04	36,458	33,542		1.1500	11/19/11
	04/03/06	—	20,000	30,000	1.1200	04/03/13
John A. Roberts	07/18/06	25,000(4)	—		0.8700	07/18/09
Jose de la Torre-Bueno, Ph.D(5)	04/11/06	—	60,000		1.1200	04/11/13
	11/19/04	15,625	14,375		1.1500	11/19/11
	10/21/03	81,250	—		1.2000	10/21/10
	09/27/02	90,000	—		1.4500	09/27/09
	12/14/98	5,000	—		5.6200	07/22/08
	12/09/98	55,000	—		5.7500	12/09/08
	10/14/98	15,000	—		3.4375	10/14/08
	04/03/06	—	20,000	30,000	1.1200	04/03/13

(1)             Stock option awards generally vest over a four-year period, with 25% vested after the first year, and monthly thereafter for the remaining 36 months of the vesting period (except as noted in Notes 2, 3 and 4 for options with special vesting provisions).

(2)             Under the terms of the 2006 MIP, the Compensation Committee decided that equity awards granted in April 2006 to Named Executive Officers (and certain other senior managers) would include performance vesting requirements. Under the terms of these option awards, 60% of the shares underlying the applicable option would vest only if the Company achieved the revenue and EBITDA performance targets for 2006 specified in the 2006 MIP, assuming the recipient remained employed through the date that the Company’s 2006 financial statements were published in the Company’s 10-K for the year ended December 31, 2006. These options are listed under the column captioned “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options”. The remaining 40% of the shares underlying the applicable option would vest pro-rata on a monthly basis during the 36 month period beginning on the first anniversary of the date of the grant and these awards are included under the column captioned “Number of Securities Underlying Unexercised Options (#) Unexercisable”. The Company did not achieve the financial targets set by the Compensation Committee and, as a result, the 60% of the shares underlying the options granted to Named Executive Officer’s (and certain other senior managers) on April 3, 2006 with performance vesting requirements did not vest.

(3)             Under terms of his employment agreement, James V. Agnello was awarded 300,000 stock options with 150,000 options vesting at a rate of 25% after the first year and monthly thereafter for the remaining 36-months of the vesting period. The additional 150,000 options vest 25% after the second year, and monthly thereafter for the remaining 36-months of the vesting period.

(4)             All of Mr. Roberts’ options were vested on the date of grant.

(5)             In addition to equity incentive awards described above, in April 2006 the Compensation Committee recommended and the Board approved that Dr. Torre-Bueno be given the opportunity to cancel and forfeit stock options to purchase 178,388 shares of the Company’s common stock that had been granted prior to March 2002, and having exercise prices ranging from $3.32 to

$23.19 per share, and that he receive new options to purchase 60,000 shares of common stock with an exercise price of $1.12 per share (which was equal to the fair market value at the date of the grant based on the closing trading price on the Nasdaq Capital Market). See “Compensation Discussion and Analysis—Long-Term Compensation” for further information.

(6)             Exercise price is the Company’s market closing price per share on the date of grant.

Option Exercises and Stock Vested

The following table sets forth for our Named Executive Officers the options exercised during 2006. No stock awards were outstanding or vested during 2006.

2006 Option Exercises

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Ronald A. Andrews	—	—
James V. Agnello	—	—
Heather Creran	—	—
James D. Cureton	—	—
Stephen T.D. Dixon	300,000	73,500
Karen K. Garza	—	—
John A. Roberts	—	—
Jose de la Torre-Bueno, Ph.D	—	—

Employment Contracts with Named Executive Officers

Chief Executive Officer: Ronald A. Andrews

Ronald A. Andrews serves as President and Chief Executive Officer. Mr. Andrews’ employment agreement provides for a base salary of $315,000 per year, eligibility for an annual performance-based bonus and eligibility to receive future grants of stock options. Upon execution of his employment agreement, Mr. Andrews was granted options to purchase 750,000 shares of Common Stock of the Company, which options will vest 25% on the first anniversary of his employment date and in 36 equal monthly installments thereafter. The option was not granted under the Company’s 1996 Equity Compensation Plan (the “Option Plan”) but is subject to the same terms and conditions as are set forth in the standard form stock option agreement currently in use under the Option Plan (including such terms and conditions as are incorporated therein from the Option Plan itself). The employment agreement also provides for additional perquisites, such as an automobile allowance, relocation expenses, matching contributions under a voluntary savings plan and other compensation as reported in the table captioned “Summary Compensation Table” above. Mr. Andrews’ employment agreement provides for the severance benefits described below under the caption “Potential Payments Upon Termination or Change in Control.” Subsequent to execution of Mr. Andrews’ employment agreement, the Company issued him additional stock options as described in the table below under the caption “Outstanding Equity Awards at Fiscal Year End 2006.”

Senior Vice President and Chief Financial Officer: James V. Agnello

James V. Agnello serves as Senior Vice President and Chief Financial Officer. Mr. Agnello’s employment agreement provides for a base salary of $265,000 per year and eligibility for an annual performance-based bonus. Upon execution of his employment agreement, Mr. Agnello was granted options to purchase 300,000 shares of Common Stock of the Company, which options will vest over five years and have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The option was not granted under the Option Plan but is subject to the same terms and conditions as are set forth in the standard form stock option agreement currently in use under the Option Plan (including such terms and conditions as are incorporated therein from the Option Plan itself). The employment agreement also provides for additional perquisites, such as an automobile allowance, relocation expenses, matching contributions under a voluntary savings plan and other compensation as reported in the table captioned “Summary Compensation Table” above. Mr. Agnello’s employment agreement provides for the severance benefits described below under the caption “Potential Payments Upon Termination or Change in Control.”

Former Executive Vice President and Chief Operating Officer of Diagnostic Services: Heather Creran

Heather Creran served as Executive Vice President and Chief Operating Officer of Diagnostic Services until May 1, 2007. Ms. Creran’s employment agreement provided for a base salary of $225,000 per year and eligibility for an annual performance-based bonus. Upon execution of her employment agreement, Ms. Creran was granted options to purchase 150,000 shares of Common Stock of the Company, which options vested 25% on the first anniversary of her employment date and in 36 equal monthly installments thereafter, subject to continued employment. The option was not granted under the Option Plan but is subject to the same terms and conditions as are set forth in the standard form stock option agreement currently in use under the Option Plan (including such terms and conditions as are incorporated therein from the Option Plan itself). Ms. Creran’s employment agreement also provided for additional perquisites, such as an automobile allowance, relocation expenses, matching contributions under a voluntary savings plan and other compensation as reported in the table captioned “Summary Compensation Table” above. Ms. Creran’s employment agreement provided for the severance benefits described below under the caption “Potential Payments Upon Termination or Change in Control.” Subsequent to execution of Ms. Creran’s employment agreement, the Company issued her additional stock options as described in the table below under the caption “Outstanding Equity Awards at Fiscal Year End 2006.” Ms. Creran’s employment with the Company terminated effective May 1, 2007. For a description of Ms. Creran’s severance benefits, see “Potential Payments Upon Termination or Change of Control.”

Former Vice President—Instrument Systems Operations: James D. Cureton

James D. Cureton served as Vice President—Instrument Systems Operations prior to resigning on February 2, 2007. Mr. Cureton’s employment agreement provided for a base salary of $175,000 per year, eligibility for an annual performance-based bonus, and options to purchase 75,000 shares of Common Stock of the Company. Mr. Cureton’s employment agreement also provided for additional perquisites, such as matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Summary Compensation Table” above. Mr. Cureton’s employment agreement provided for the severance benefits described below under the caption “Potential Payments Upon Termination or Change in Control.” Subsequent to execution of Mr. Cureton’s employment agreement, the Company issued him additional stock options as described in the table below under the caption “Outstanding Equity Awards at Fiscal Year End 2006.”

Senior Vice President, Strategic Planning and Business Development: Karen K. Garza

Karen R. Garza serves as Senior Vice President, Strategic Planning and Business Development. Ms. Garza’s employment agreement provides for a base salary of $175,000 per year and eligibility for an annual performance-based bonus. Upon execution of her employment agreement, Ms. Garza was granted options to purchase 100,000 shares of Common Stock of the Company, which options will vest 25% on the first anniversary of her employment date and in 36 equal monthly installments thereafter. The option was not granted under the Option Plan but is subject to the same terms and conditions as are set forth in the standard form stock option agreement currently in use under the Option Plan (including such terms and conditions as are incorporated therein from the Option Plan itself). Ms. Garza’s employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the table captioned “Summary Compensation Table” above. Ms. Garza’s employment agreement provides for the severance benefits described below under the caption “Potential Payments Upon Termination or Change in Control.” Subsequent to execution of Ms. Garza’s employment agreement, the Company issued her additional stock options as described in the table below under the caption “Outstanding Equity Awards at Fiscal Year End 2006.”

Vice President and Chief Technology Officer: Jose de la Torre-Bueno, Ph.D.

Jose de la Torre-Bueno, Ph.D. serves as Vice President and Chief Technology Officer. Dr. Torre-Bueno’s employment agreement provides for a base salary of $181,500 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options. Dr. Torre-Bueno’s employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the table captioned “Summary Compensation Table” above. On April 11, 2006, the Board of Directors authorized a stock option grant to Dr. de la Torre-Bueno of 60,000 options with an exercise price equal to the fair value of the Company’s common stock on the date of grant, and Dr. Torre-Bueno agreed to the cancellation of 178,388 options (with exercise prices ranging from $3.32 to $23.19). Subsequent to execution of Dr. Torre-Bueno’s employment agreement, the Company issued him additional stock options as described in the table below under the caption “Outstanding Equity Awards at Fiscal Year End 2006.”

Potential Payments Upon Termination or Change in Control

Mr. Andrews, Mr. Agnello, Ms. Garza, and Dr. Torre-Bueno each have, and Ms. Creran, Mr. Cureton, and Mr. Dixon had, an agreement with the Company which provides certain benefits upon termination without cause, for good reason in connection with a change of control, or upon death or disability. Under these agreements, the following definitions apply:

Cause	→

violation of any of the Company’s written policies; appropriation of a business opportunity of the Company; misappropriation of any Company funds or property; or conviction of a felony or any other crime with respect to which imprisonment is a possible punishment

Good Reason	→

a material diminution, without executive’s consent, in the nature or status of the executive’s position, title, responsibilities, or duties; a reduction in base salary; or the relocation of the Company’s principal office by more than 30 miles

Change of Control	→

a change of control generally occurs when: (a) an entity, person, or group (other than Safeguard Scientifics, Inc.) becomes the beneficial owner of securities having 50% or more of the combined voting power of the Company’s securities; or (b) the Company is subject to any merger, consolidation, or sale of all or substantially all of the Company’s assets or a comparable transaction as a result of which all or substantially all of the Company’s assets are acquired by another entity (except Safeguard Scientifics, Inc. and/or any of its affiliates)

President and Chief Executive Officer: Ronald A. Andrews

Mr. Andrews’ employment agreement provides that in the event his employment is terminated (i) by the Company without cause, (ii) by him with good reason within 12 months of a Change of Control, or (iii) as a result of his death or disability, he will be entitled to:

•       payment of 12 months’ base salary;

•       exercise any options which have become exercisable on or before the termination date until the earlier of the first anniversary of the date of termination or the expiration date of the option; and

•       continued coverage under the Company’s medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment), provided that coverage will end if he obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.

These severance benefits are contingent upon the execution and delivery of a general release and Mr. Andrews’ observance of certain non-competition and non-solicitation covenants. However, these non-competition and non-solicitation provisions may not be enforceable. In the event of termination of Mr. Andrews’ employment for any reason, he will be entitled to receive all accrued, unpaid salary to the date of termination and a pro rata portion of his bonus for the year of termination.

Senior Vice President and Chief Financial Officer: James V. Agnello

Mr. Agnello’s employment agreement provides that in the event his employment is terminated (i) by the Company without cause, (ii) by him with good reason within 12 months of a Change of Control, or (iii) as a result of his death or disability, he will be entitled to:

•       payment of up to 24 months’ base salary depending on the date of termination if termination occurs within the first year of employment, or 12 months’ base salary thereafter (based on the base salary in effect at the time of termination);

•       exercise any options which have become exercisable on or before the termination date until the earlier of the first anniversary of the date of termination or the expiration date of the option; and

•       continued coverage under the Company’s medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment), provided that coverage will end if he obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.

These severance benefits are contingent upon the execution and delivery of a general release and Mr. Agnello’s observance of certain non-competition and non-solicitation covenants. However, these non-competition and non-solicitation provisions may not be enforceable. In the event of termination of Mr. Agnello’s employment for any reason, he will be entitled to receive all accrued, unpaid salary to the date of termination and a pro rata portion of his bonus for the year of termination.

Former Executive Vice President and Chief Operating Officer of Diagnostic Services: Heather Creran

Ms. Creran’s employment agreement provided that in the event her employment was terminated (i) by the Company without cause, (ii) by her with good reason within 12 months after a Change of Control (as defined in Ms. Creran’s employment agreement), (iii) as a result of her death or disability, or (iv) by her during a certain time frame on account of the Company not devoting sufficient capital to the lab services business, she would be entitled to:

•       payment of six months’ base salary in effect at the time of termination;

•       exercise any options which had become exercisable on or before the termination date until the earlier of the first anniversary of the date of termination or the expiration date of the option; and

•       continued coverage under the Company’s medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment), provided that coverage will end if she obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.

These severance benefits are contingent upon the execution and delivery of a general release and Ms. Creran’s observance of certain non-competition and non-solicitation covenants. However, these non-competition and non-solicitation provisions may not be enforceable. In the event of termination of Ms. Creran’s employment for any reason, she would be entitled to receive all accrued, unpaid salary to the date of termination and a pro rata portion of her bonus for the year of termination. Ms. Creran’s employment with the Company terminated effective May 1, 2007 and, subject to her execution of a general release, she will receive the severance benefits described above that would result from a termination “without cause.”

Former Vice President—Instrument Systems Operations: James D. Cureton

Mr. Cureton’s employment agreement provided that in the event his employment is terminated by the Company without cause, he would be entitled to:

•       payment of 3 months’ base salary;

•       exercise any options which had become exercisable on or before the termination date until the earlier of the first anniversary of the date of termination or the expiration date of the option; and

•       continued coverage under the Company’s medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment)

Mr. Cureton resigned voluntarily in February 2007 and, as a result, did not receive these severance benefits. In accordance with Mr. Cureton’s employment agreement, Mr. Cureton was paid all accrued and unpaid salary to the date of termination.

Senior Vice President, Strategic Planning and Business Development: Karen K. Garza

Ms. Garza’s employment agreement provides that in the event her employment is terminated by the Company without cause, she will be entitled to:

•       payment of six months’ base salary in effect at the time of termination;

•       exercise any options which have become exercisable on or before the termination date until the earlier of six months from the date of termination or the expiration date of the option; and

•       continued coverage under the Company’s medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment , provided that coverage will end if she obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.

These severance benefits are contingent upon the execution and delivery of a general release and Ms. Garza’s observance of certain non-competition and non-solicitation covenants. However, these non-competition and non-solicitation provisions may not be enforceable. In the event of termination of Ms. Garza’s employment for any reason, she will be entitled to receive all accrued, unpaid salary to the date of termination and, when bonuses for the year of termination are paid generally to other employees of the Company, a pro rata portion of her bonus for the year of termination.

Vice President and Chief Technology Officer: Jose de la Torre-Bueno, Ph.D.

Dr. Torre-Bueno’s employment agreement provides that in the event his employment is terminated by the Company without cause or by him for good reason, he will be entitled to:

•       payment of one year of salary continuation, provided he observes certain non-compete covenants;

•       payment of a pro-rated portion of his bonus for the year of termination;

•       acceleration of the vesting of 50% of the stock options held by him; and

•       continued health insurance benefits for one year, subject to certain limitations.

In the event Dr. Torre-Bueno’s employment is terminated by the Company without cause or by him for good reason within 12 months after or in anticipation of a Change in Control, he will be entitled to:

•       the items listed above; and

•       acceleration of the vesting of all outstanding options held by him, subject to certain conditions.

Former Executive Vice President and Chief Financial Officer: Stephen T. D. Dixon

Mr. Dixon’s employment agreement provided that in the event his employment was terminated (i) by the Company without cause, (ii) by him with good reason within 12 months of a Change of Control, or (iii) as a result of his death or disability, he would be entitled to:

•       payment of 12 months’ base salary in effect at the time of termination;

•       exercise any options which have become exercisable on or before the termination date until the earlier of the first anniversary of the date of termination or the expiration date of the option; and

•       continued coverage under the Company’s medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment), provided that coverage will end if he obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.

These severance benefits were not applicable because Mr. Dixon resigned voluntarily. However, in connection with Mr. Dixon’s resignation in February 2006, the Board of Directors approved, subject to Mr. Dixon’s agreement to cancel his initial stock option grant that he received in December 2002, the acceleration of the vesting of all of Mr. Dixon’s remaining options and the extension until December 31, 2006 of the post-termination exercise period for those options.

The following table shows the potential incremental payments and benefits which the named executive officers would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2006, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment, and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on 2006 base salary, 2006 target incentive awards and our current premium costs for their medical and welfare benefits. The actual amounts to be paid would depend on the time and circumstances of an executive’s separation from the Company.

Potential Payments Upon Termination or Change of Control

		Medical and	Acceleration
	Salary and	Welfare	of Equity	Total
	Bonus	Benefits	Awards	Termination
	($)	($)	($)(1)	Benefits
Ronald A. Andrews
Termination without cause	551,250	—	—	551,250
Change of control	—	—	188,885	188,885
Change of control termination, without cause or for good reason	551,250	—	188,885	740,135
James V. Agnello(2)
Termination without cause	469,270	—	—	469,270
Change of control	—	—	246,000	246,000
Change of control termination, without cause or for good reason	469,270	—	246,000	715,270
Jose de la Torre-Bueno, Ph.D
Termination without cause	254,101	7,519	37,097	298,717
Change of control		7,519	74,194	81,713
Change of control termination, without cause or for good reason	254,101	7,519	74,194	335,814
Heather Creran(3)
Termination without cause	225,000	—	—	225,000
Change of control	—	—	61,069	61,069
Change of control termination, without cause or for good reason	225,000	—	61,069	286,069
James D. Cureton(4)
Termination without cause	43,750	—	—	43,750
Change of control	—	—	49,485	49,485
Change of control termination, without cause or for good reason	43,750	—	49,485	93,235
Karen K. Garza
Termination without cause	157,500	—	—	157,500
Change of control	—	—	55,186	55,186
Change of control termination, without cause or for good reason	157,500	—	55,186	212,686

(1)          The value in this column was calculated based on the number of shares underlying stock options for which vesting would have been accelerated as of December 31, 2006, multiplied by the difference between our year-end closing price of $1.72 per share, as reported on the Nasdaq Capital Market, and the exercise price of stock options for which vesting would have been accelerated.

(2)          Represents 18 months of Mr. Agnello’s base salary that would be paid to him under his employment agreement if his employment had been terminated on December 31, 2006 (since such a termination would have occurred during the first year of Mr. Agnello’s employment) and a pro-rated portion of Mr. Agnello’s target bonus to reflect the partial year of employment. Beginning on the first anniversary of Mr. Agnello’s employment start date (June 19, 2007), Mr. Agnello would be entitled to twelve months of his base salary upon a termination without cause or in the event of a termination without cause or for good reason following a change of control.

(3)          Ms. Creran’s employment with the Company terminated effective May 1, 2007 and, subject to her execution of a general release, she will receive the severance benefits described above that would result from a termination “without cause” as of her expected date of termination, except that any bonus for 2007, once determined, would be pro-rated to reflect the date of termination.

(4)          Mr. Cureton resigned voluntarily in February 2007 and, as a result, did not receive these severance benefits. In accordance with Mr. Cureton’s employment agreement, Mr. Cureton was paid all accrued and unpaid salary to the date of termination.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently is comprised of Messrs. Wampler (Chairman), Smith and Scher. There are no Compensation Committee interlocks between Clarient and other entities involving Clarient executive officers and Clarient Board members who serve as executive officers of such other entities.

TRANSACTIONS WITH RELATED PERSONS

Related Transactions

The Company currently has a $12.0 million revolving credit agreement with Comerica Bank, which was increased from $8.5 million in January 2007, and expires on February 27, 2008 (the “Comerica Facility”). Borrowings under the Comerica Facility are guaranteed by affiliates of Safeguard Scientifics, Inc. (which we collectively refer to with Safeguard Scientifics, Inc. as “Safeguard”) in exchange for an annual fee of 0.5% of the amount guaranteed and an amount equal to 4.5% per annum of the daily-weighted average principal balance outstanding. The $12.3 guarantee provided by Safeguard also includes $0.3 to cover any interest, costs or fees that may be incurred by Comerica Bank. Additionally, the Company is required to pay Safeguard a quarterly usage fee of 0.875% of the amount by which the daily average principal balance exceeds $8.5 million. The Company also issued warrants to Safeguard as consideration for their guarantee as follows: (1) warrants to purchase 50,000 shares of common stock for an exercise price of $2.00 per share (for Safeguard’s guarantee of $8.5 million), (2) warrants to purchase 100,000 shares for an exercise price of $0.01 (as a commitment fee for Safeguard’s guarantee of the $3.5 million increase in the line), and (3) warrants to purchase 166,667 shares for an exercise price of $1.64 (as a maintenance fee for Safeguard’s guarantee of the $3.5 million increase in the line).

On September 22, 2006, the Company entered into a securities purchase agreement with Safeguard pursuant to which a Safeguard affiliate purchased 4,162,042 shares of common stock, together with warrants to purchase an additional 624,306 shares of common stock at an exercise price of $0.98 per share, for an aggregate purchase price of $3.0 million. The purpose of this financing was to fund the purchase of Trestle Holdings, Inc. and Trestle Acquisition Corp. (a wholly-owned subsidiary of Trestle Holdings, Inc.) (collectively, “Trestle”). In exchange for Safeguard’s funding commitment, the Company also issued Safeguard 50,000 warrants to purchase common stock at an exercise price of $0.87 per share (reflecting the trailing 10-day average closing price of our common stock prior to June 19, 2006.) The warrants issued to Safeguard in the Trestle financing are exercisable for a period of four years after the issue date. In connection with this financing, the Company agreed to register the shares purchased by Safeguard upon request by Safeguard.

On March 7, 2007, the Company obtained a subordinated revolving credit line (the “Mezzanine Facility”) from a Safeguard affiliate. The Mezzanine Facility, which expires December 8, 2008, provides the Company access to up to $6.0 million in working capital funding. The Mezzanine Facility was originally $12.0 million, but was reduced by $6.0 million as a result of the sale of the Company’s Technology business (which developed, manufactured and marketed the ACIS) and related intellectual property assets to Carl Zeiss MicroImaging, Inc. Borrowings on the Mezzanine Facility will bear interest at an annual rate of 12%. In connection with the Mezzanine Facility, the Company issued (or is required to issue) to Safeguard: (1) warrants to purchase 125,000 shares of common stock with an exercise price of $0.01 per share, expiring March 7, 2011; (2) warrants to purchase 62,500 shares of common stock with an exercise price of $1.3889 per share (reflecting a 15% discount to the trailing 10-day average closing price of its common stock prior to March 7, 2007), expiring March 7, 2011; and (3) four-year warrants to purchase 31.25 additional shares of common stock for each $1,000 borrowed (with a minimum draw amount of $1 million). To date, no amounts have been drawn on the line.

Due to its beneficial ownership of a majority of the Company’s shares of outstanding common stock, Safeguard has the power to elect all of the directors of the Company, although Safeguard has contractually agreed that a majority of the board of directors will consist of individuals not specifically designated by Safeguard. The Company has also given Safeguard contractual rights enabling it to exercise significant control over the Company.

Policies and Procedures for Reviewing Related Party Transactions

We have a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with our Statement on Corporate Governance, our Board reviews on an annual basis the relationships that each director or member of such director’s immediate family has with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the Nasdaq Capital Market or under applicable law.

In addition, our Code of Conduct requires all employees to avoid situations that involve a conflict of interest between an employee’s personal interests and the interests of the Company, and it requires that each employee obtain prior express approval from the Company before serving as a consultant to, or a director, trustee, officer or employee of, a company or organization that competes or does business with the Company.

Our Board of Directors has also established a policy (which is not a written policy) that all transactions between the Company and Safeguard Scientifics or its affiliates must be approved by a special committee of the Board consisting solely of independent directors. Each of the transactions described above between the Company and Safeguard Scientifics and/or affiliates thereof was approved by a special committee of the Board consisting solely of independent directors.

APPENDIX A

CLARIENT, INC.
2007 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Clarient, Inc. 2007 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Clarient, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1        “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2        “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3        “Board” means the Board of Directors of the Company.

2.4        “Change in Control” means the issuance, sale or transfer (including a transfer as a result of death, disability, operation of law or otherwise) in a single transaction or group of related transactions to any entity, person or group (other than Safeguard Scientifics, Inc. and/or its affiliates) of the beneficial ownership of newly issued, outstanding or treasury shares of the capital stock of the Company having 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote for at least a majority of the authorized number of directors of the Company, or any merger, consolidation, sale of all or substantially all of the assets or other comparable transaction as a result of which all or substantially all of the assets and business of the Company are acquired directly or indirectly by another entity which prior to the acquisition was not an affiliate of the Company (as defined in the regulations of the Securities and Exchange Commission under the Securities Act of 1933), other than any such merger, consolidation, sale or other transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; provided, however, that the transfer by Safeguard of Company securities held by Safeguard to one or more persons or entities (whether or not part of a Group) shall not constitute a Change of Control unless a majority of the Company’s securities not held by Safeguard are also transferred to one or more persons or entities in the same transaction or group of related transactions. Group shall have the same meaning as in Section 13(d) of the Securities Exchange Act of 1934, and “affiliate” shall have the same meaning as in Rule 405 of the Securities Exchange Commission adopted under the Securities Act of 1933.

2.5        “Code” means the Internal Revenue Code of 1986, as amended.

2.6        “Committee” means the committee of the Board described in Article 12.

2.7        “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.8        “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9        “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10     “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.11     “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.12     “Effective Date” shall have the meaning set forth in Section 13.1.

2.13     “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.14     “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.15     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16     “Fair Market Value” means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal for such date (or, if no sale occurred on such date, for the first trading date immediately prior to such date during which a sale occurred); or (b) if Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by such quotation system (or, if no bid and asked prices for the Stock were reported on such date, on the date immediately prior to such date on which bid and asked prices are reported by such quotation system); or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.17     “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.18     “Independent Director” means a member of the Board who is not an Employee of the Company.

2.19     “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.20     “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.21     “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.22     “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.23     “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.8, but which is subject to the terms and conditions set forth in Article 9.

2.24     “Performance Bonus Award” has the meaning set forth in Section 8.8.

2.25     “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.26     “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.27     “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.28     “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.29     “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.30     “Prior Plan” means the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan, as such plan may be amended from time to time.

2.31     “Plan” means this Clarient, Inc. 2007 Incentive Award Plan and any Appendixes attached hereto, as it may be amended from time to time.

2.32     “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.33     “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.34     “Restricted Stock Unit” means an Award granted pursuant to Section 8.7.

2.35     “Securities Act” shall mean the Securities Act of 1933, as amended.

2.36     “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.37     “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.38     “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

2.39     “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1        Number of Shares.

(a)        Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of (i) 4,000,000 shares and (ii) any shares of Stock which are subject to any award under the Prior Plan as of the Effective Date and which award thereafter terminates, expires or lapses for any reason; provided, however, that no more than 4,000,000 shares of Stock may be delivered upon the exercise of Incentive Stock Options.

(b)        To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of common stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2        Stock Distributed.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3        Limitation on Number of Shares Subject to Awards.   Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any one calendar year period

(measured from the date of any grant) shall be 750,000 and the maximum amount that may be paid in cash during any one calendar year period (measured from the date of any payment) with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $750,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1        Eligibility.   Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2        Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3        Foreign Participants.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1        General.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)        Exercise Price.   The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)        Time and Conditions of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)        Payment.   The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock which have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences to the Company and which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which such Option shall be exercised or (iii) other property acceptable to the Committee, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)        Evidence of Grant.   All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2        Incentive Stock Options.   Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a)        Expiration.   Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i)         Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii)       Three months after the Participant’s termination of employment as an Employee; and

(iii)      One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b)        Dollar Limitation.   The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)        Ten Percent Owners.   An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)        Notice of Disposition.   The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e)        Right to Exercise.   During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f)         Failure to Meet Requirements.   Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3        Substitution of Stock Appreciation Rights.   The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4        Granting of Options to Independent Directors.   The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a)        Select from and grant Options to any Independent Directors (including Independent Directors who have previously been granted Options under the Plan);

(b)        Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c)        Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1        Grant of Restricted Stock.   The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2        Issuance and Restrictions.   Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3        Forfeiture.   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4        Certificates for Restricted Stock.   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1        Grant of Stock Appreciation Rights.

(a)        A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b)        A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2        Payment and Limitations on Exercise.

(a)        Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b)        To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of the provisions of Sections 5.1 and 5.4 pertaining to Options.

7.3        Time and Conditions of Exercise.   The term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1        Performance Share Awards.   Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2        Performance Stock Units.   Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3        Dividend Equivalents.

(a)        Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b)        Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4        Stock Payments.   Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5        Deferred Stock.   Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued. Deferred Stock Awards shall either be exempt from the requirements of Section 409A of the Code or, if they are not exempt from such requirements, shall satisfy such requirements.

8.6        The amount and other terms and conditions (including any which may be required under Section 409A of the Code) to which such Deferred Stock Award is subject to shall be set forth in the Participant’s Award Agreement.

8.7        Restricted Stock Units.   The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.8        Performance Bonus Awards.   Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.9        Term.   Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.10     Exercise or Purchase Price.   The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.11     Exercise upon Termination of Employment or Service.   An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion, at the time of grant or any time thereafter, may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.12     Form of Payment.   Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.13     Award Agreement.   All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1        Purpose.   The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2        Applicability.   This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3        Procedures with Respect to Performance-Based Awards.   To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the

Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4        Payment of Performance-Based Awards.   Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5        Additional Limitations.   Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1     Stand-Alone and Tandem Awards.   Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2     Award Agreement.   Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3     Limits on Transfer.   No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee at the time of grant or any time thereafter, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4     Beneficiaries.   Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5     Stock Certificates; Book Entry Procedures.

(a)        Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b)        Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not be required to deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6     Paperless Exercise.   In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1     Adjustments.

(a)        In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make proportionate adjustments to any or all of the following in order to reflect such change: (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and Section 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)        In the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)         To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)       To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)      To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)       To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)        To provide that the Award cannot vest, be exercised or become payable after such event.

11.2     Change of Control.   Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any or all Awards outstanding under the Plan or may substitute comparable stock, cash or other awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection) for those outstanding under the Plan, which substituted awards may be subject to vesting or the lapsing of restrictions, as applicable, on terms no less favorable to the affected Holder than the terms of any Award for which such new award is substituted. In the event any surviving corporation or entity or acquiring corporation or entity in a Change of Control, or affiliate of such corporation or entity, does not assume such Awards or does not substitute similar stock, cash or other awards for those outstanding under the Plan, then with respect to (i) Awards held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Awards (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse not later than immediately prior to the closing of the Change of Control (and any Options shall be terminated if not exercised prior to the closing of such Change of Control), and (ii) any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to the closing of the Change of Control.

11.3     No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1     Committee.   Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2     Action by the Committee.   A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3     Authority of Committee.   Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)        Designate Participants to receive Awards;

(b)        Determine the type or types of Awards to be granted to each Participant;

(c)        Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)        Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e)        Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;

(f)         Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)        Decide all other matters that must be determined in connection with an Award;

(h)        Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)         Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)         Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4     Decisions Binding.   The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5     Delegation of Authority.   To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1     Effective Date.   The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

13.2     Expiration Date.   The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (i) the date the Plan is approved by the Board or (ii) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1     Amendment, Modification, and Termination.   Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2     Awards Previously Granted.   Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

15.1     No Rights to Awards.   No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2     No Stockholders Rights.   Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3     Withholding.   The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4     No Right to Employment or Services.   Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5     Unfunded Status of Awards.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6     Indemnification.   To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7     Relationship to other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8     Expenses.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9     Titles and Headings.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10   Fractional Shares.   No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12   Government and Other Regulations.   The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13   Governing Law.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14   Section 409A.   To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

31 Columbia
Aliso Viejo, CA 92656

Phone:	(949) 425-5700
Toll-Free:	(888) 443-3310
Fax:	(949) 425-5701

www.clarientinc.com

2007 ANNUAL MEETING OF STOCKHOLDERS

When:	8:30 a.m. (local Pacific time) on Wednesday, June 27, 2007
Where:	Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656

Driving Directions

Traveling South from Los Angeles, Long Beach or Orange County

Take Interstate 5 Freeway South, exit at Alicia Parkway.

Turn right on Alicia Parkway.

Turn right on Moulton Parkway.

Turn left on Laguna Hills Drive

Turn right on Columbia.

Traveling North from San Diego County

Take Interstate 5 Freeway North, exit at Alicia Parkway.

Turn left on Alicia Parkway.

Turn right on Moulton Parkway.

Turn left on Laguna Hills Drive

Turn right on Columbia.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark, sign and date this proxy and indicate how you wish to vote on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

•      appoint Ronald A. Andrews or James V. Agnello (or any substitute he may appoint), as proxy to vote your shares, as you have instructed, at the annual meeting on June 27, 2007, including any adjournments or postponements of that meeting;

•      authorize the proxy to vote, in his discretion, upon any other business properly presented at the meeting; and

•      Srevoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXY WILL VOTE “FOR” ALL NOMINEES TO THE BOARD OF DIRECTORS, “FOR” APPROVAL OF THE COMPANY 2007 INCENTIVE AWARD PLAN, “FOR” RATIFICATION OF KPMG LLP AS CLARIENT’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007 AND AS HE MAY DETERMINE, IN HIS DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

31 Columbia

Aliso Viejo, CA 92656

Phone: (949) 425-5700

Toll-Free: (888) 443-3310

Fax: (949) 425-5701

The Board of Directors recommends a vote FOR each of the proposals listed below.				Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

			FOR all nominees listed (except as marked	WITHHELD AUTHORITY to vote for all
Proposal 1.	To elect eight directors to serve until		to the contrary)	nominees listed
	the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified.		☐	☐

Nominees

01 James A. Datin	05 Frank P. Slattery, Jr.
02 Ronald A. Andrews	06 Jon R. Wampler
03 Peter J. Boni	07 Dennis Smith, Jr., M.D.
04 Gregory Waller	08 Michael J. Pellini, M.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR
THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.

		FOR	AGAINST	ABSTAIN
Proposal 2.	To approve the Company’s 2007	☐	☐	☐
Incentive Award Plan

		FOR	AGAINST	ABSTAIN
Proposal 3.	To ratify the appointment of KPMG LLP as Clarient’s independent registered public accounting firm for the fiscal year ending December 31, 2007	☐	☐	☐

As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy
Statement.

Signature		Signature		Date

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD.

If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE

http://www.proxyvoting.com/clrt		1-866-540-5760
OR
Use the internet to vote your proxy.		Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®
at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.